                                                                     Exhibit 2.1






                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                         NAVIGANT INTERNATIONAL, INC.
                        PROFESSIONAL TRAVEL CORPORATION
                         ARRINGTON TRAVEL CENTER, INC.

                                      AND

                             MICHAEL B. ARRINGTON


                      MADE EFFECTIVE AS OF JULY 28, 1998

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                         Page


1.   THE ACQUISITION                                                       1

     1.1  The Purchase and Sale                                            1
     1.2  Consideration.                                                   1
     1.3  Post-Closing Adjustment                                          2
     1.4  Escrow                                                           3
     1.5  Delivery of Certificate(s)                                       4
     1.6  Accounting Terms                                                 4

2.   CLOSING                                                               4

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER     5
     3.1  Due Organization                                                 5
     3.2  Authorization; Validity                                          5
     3.3  No Conflicts                                                     5
     3.4  Capital Stock of the Company                                     6
     3.5  Transactions in Capital Stock; Accounting Treatment              6
     3.6  Subsidiaries, Stock and Notes                                    6
     3.7  Complete Copies of Materials                                     7
     3.8  Absence of Claims Against the Company                            7
     3.9  Company Financial Conditions                                     7
     3.10  Financial Statements                                            8
     3.11  Liabilities and Obligations                                     8
     3.12  Books and Records                                               9
     3.13  Bank Accounts; Powers of Attorney                               9
     3.14  Accounts and Notes Receivable                                   9
     3.15  Permits                                                         10
     3.16  Real Property                                                   10
     3.17  Personal Property                                               11
     3.18  Intellectual Property                                           12
     3.19  Significant Customers; Material Contracts and Commitments       14
     3.20  Government Contracts                                            15
     3.21  Insurance                                                       16
     3.22  Environmental Matters                                           16
     3.23  Labor and Employment Matters                                    17
     3.24  Employee Benefit Plans                                          18
     3.25  Taxes                                                           22
     3.26  Conformity with Law; Litigation                                 24
     3.27  Relations with Governments                                      25
     3.28  Absence of Changes                                              25
     3.29  Disclosure                                                      27


     3.30  Predecessor Status; Etc                                              27
     3.31  Required Governmental Filings and Consents                           27
     3.32  ARC Accreditation and Bonding Requirements.                          28

4.   REPRESENTATIONS OF NII AND PTC                                             28

     4.1  Due Organization                                                      28
     4.2  Authorization; Validity of Obligations                                28
     4.3  No Conflicts                                                          29
     4.4  Required Governmental Filings and Consents.                           29
     4.5  Disclosures.                                                          29

5.   COVENANTS                                                                  29

      5.1  Tax Matters                                                          29
      5.2  Accounts Receivable                                                  31
      5.3  Employee Benefit Plans                                               32
      5.4  Related Party Agreements                                             32
      5.5  Cooperation                                                          32
      5.6  Confidentiality                                                      33
      5.7  Notification of Certain Matters                                      33
      5.8  Notice to Bargaining Agents.                                         33
      5.9  Soft Dollars.                                                        33
      5.10  Permitted Distribution.                                             34
      5.11  Transfer of Nonoperating Assets.                                    34
      5.12  Consents.                                                           34
      5.13  Stock Option Grants.                                                34
      5.14  Payment of Interest Income.                                         35

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF NII AND PTC                         35

      6.1  Representations and Warranties; Performance of Obligations           35
      6.2  No Litigation                                                        35
      6.3  No Material Adverse Change                                           35
      6.4  Consents and Approvals                                               35
      6.5  Opinion of Counsel                                                   36
      6.6  Charter Documents                                                    36
      6.7  FIRPTA Compliance                                                    36
      6.8  Due Diligence Review                                                 36
      6.9  Delivery of Closing Financial Certificate                            36
      6.10  Employment Agreements                                               37
      6.11  Transfer of Nonoperating Assets                                     37
      6.12  Escrow Agreement.                                                   37

 7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDER AND THE COMPANY    37
      7.1  Representations and Warranties; Performance of Obligations           37
      7.2  No Litigation                                                        37
      7.3  Consents and Approvals                                               38
      7.4  Employment Agreements                                                38

                               TABLE OF CONTENTS
                                  (continued)
                                                                         PAGE

     7.5  No Material Adverse Change                                       38
     7.6  Escrow Agreement.                                                38

8.   INDEMNIFICATION                                                       38
     8.1  General Indemnification by the Shareholder                       38
     8.2  General Indemnification by NII and PTC.                          40
     8.3  Limitation and Expiration                                        40
     8.4  Indemnification Procedures                                       41
     8.5  Claims Against the Escrow Fund; Termination of Escrow            43
     8.6  Survival of Representations; Warranties and Covenants            44
     8.7  Remedies Cumulative                                              44
     8.8  Right to Set Off                                                 44

9.   NONCOMPETITION                                                        44
     9.1  Prohibited Activities                                            44
     9.2  Confidentiality                                                  45
     9.3  Damages                                                          46
     9.4  Reasonable Restraint                                             46
     9.5  Severability; Reformation                                        46
     9.6  Independent Covenant                                             46
     9.7  Materiality                                                      46

10.  GENERAL                                                               47
     10.1  Successors and Assigns                                          47
     10.2  Entire Agreement; Amendment; Waiver                             47
     10.3  Counterparts                                                    47
     10.4  Brokers and Agents                                              47
     10.5  Expenses                                                        47
     10.6  Specific Performance; Remedies                                  47
     10.7  Notices                                                         48
     10.8  Governing Law                                                   48
     10.9  Severability                                                    49
     10.10  Absence of Third Party Beneficiary Rights                      49
     10.11  Mutual Drafting                                                49
     10.12  Further Representations                                        49

                             EXHIBITS AND SCHEDULES
                             ----------------------

Exhibit A -      Escrow Agreement
EXHIBIT B -      Employment Agreement - M. Arrington
EXHIBIT C -      Employment Agreement - K. Kuhn


SCHEDULE 1.2     --   Interim Period Add-Backs
SCHEDULE 1.3     --   Post-Closing Audit Checklist
SCHEDULE 3.1     --   Due Organization
SCHEDULE 3.6     --   Subsidiaries, Stock and Notes
SCHEDULE 3.9     --   Fiscal 1997 Add-Backs
SCHEDULE 3.10    --   Financial Statements
SCHEDULE 3.11    --   Liabilities and Obligations
SCHEDULE 3.13    --   Bank Accounts; Powers of Attorney
SCHEDULE 3.16    --   Real Property
SCHEDULE 3.17    --   Personal Property
SCHEDULE 3.18    --   Intellectual Property
SCHEDULE 3.19    --   Significant Customers; Material Contracts and Commitments
SCHEDULE 3.20    --   Government Contracts
SCHEDULE 3.21    --   Insurance
SCHEDULE 3.22    --   Environmental Matters
SCHEDULE 3.24    --   Employee Benefit Plans
SCHEDULE 3.25    --   Taxes
SCHEDULE 3.26    --   Conformity with Law; Litigation
SCHEDULE 3.28    --   Absence of Changes
SCHEDULE 3.30    --   Predecessor Status; Etc.
SCHEDULE 3.32    --   ARC Accreditation and Bonding
SCHEDULE 5.9     --   Soft Dollars
SCHEDULE 5.11    --   Nonoperating Assets

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 28th day of July, 1998, by and among Navigant International, Inc., a Delaware corporation ("NII"), Professional Travel Corporation ("PTC"), a Colorado corporation and a wholly-owned subsidiary of NII, Arrington Travel Center, Inc., an Illinois corporation (the "Company"), and Michael B. Arrington (the "Shareholder").

                                 BACKGROUND

     NII and PTC desire to acquire the Company, and the Shareholder desires to sell to NII or PTC, all of the outstanding capital stock of the Company (the "Acquisition").

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:


1.          THE ACQUISITION
            ---------------

1.1             THE PURCHASE AND SALE.  At the Closing (as defined in Section
                ---------------------
2) and subject to and upon the terms and conditions of this Agreement, the Shareholder shall sell and deliver to PTC and PTC shall purchase from the Shareholder all of the outstanding shares of common stock, no par value, of the Company (the "Company Common Stock"), free and clear of all Liens (as defined in Section 3.4).

1.2             CONSIDERATION.
                -------------

(a) For purposes of this Agreement, the "Consideration" shall be, subject to adjustment pursuant to this Section 1.2 and Section 1.3, the dollar amount obtained as a result of the foregoing calculation (i) (A) the Company's earnings before interest and taxes for the twelve (12) month period ended March 31, 1998, determined in accordance with generally accepted accounting principles ("GAAP") and adjusted to reflect the add-back of those nonrecurring expenses specified on SCHEDULE 1.2 attached hereto (the "Interim Period Add-Backs"), but excluding any goodwill amortization related to the Acquisition, if any, times (B) a multiple agreed upon by the parties, minus (ii) the amount of interest bearing liabilities owed by the Company to banks or other financial institutions or current or former shareholders of the Company, the resulting dollar amount which the parties agree is $17,097,911, subject to adjustment as set forth herein. The Consideration shall be paid in immediately available funds at Closing.

(b) The Consideration has been calculated based upon several factors, including the assumption that the tangible net worth of the Company as of June 30, 1998, calculated in accordance with GAAP consistently applied and determined after giving effect to the Permitted Distribution (as defined in Section 5.10), is equal to or greater than the greater of

$930,000 or six percent (6%) of net revenues during the twelve (12) months ended June 30, 1998 (the "Net Worth Target").

(c)                 If on the Closing Financial Certificate (as defined in
Section 6.9), the Certified Closing Net Worth (as defined in Section 6.9) is less than the Net Worth Target, the Consideration to be delivered to the Shareholder may, at NII's election, be reduced either (i) at the Closing, or
(ii) after completion of the Post-Closing Audit (as defined in Section 1.3), by the difference between the Net Worth Target and the Certified Closing Net Worth set forth on the Closing Financial Certificate.

1.3             POST-CLOSING ADJUSTMENT.   The Consideration shall be subject
                -----------------------
to adjustment after the Closing Date as specified in this Section 1.3.

(a) Within one hundred twenty (120) days following the Closing Date, NII shall cause PricewaterhouseCoopers LLP ("NII's Accountant") to audit the Company's books to determine the accuracy of the information set forth in the Closing Financial Certificate (the "Post-Closing Audit"). Such audit shall be conducted in accordance with Generally Accepted Auditing Standards. The parties acknowledge and agree that for purposes of determining the tangible net worth of the Company as of June 30, 1998 and the earnings before interest and taxes, after giving effect to the Interim Period Add-Backs ("Adjusted EBIT") for the twelve months ended March 31, 1998, the value of the assets of the Company and the earnings of the Company shall, except with prior written consent of NII, be calculated as provided in the last paragraph of Section 6.9. In addition, the parties agree that the Post-Closing Audit will be limited to only a verification of the actual numbers and not whether an add-back adjustment is properly included as an add-back item. The Shareholder shall cooperate and shall use his reasonable efforts to cause the officers and employees of the Company to cooperate with NII and NII's Accountant after the Closing Date in furnishing information, documents, evidence and other assistance to NII's Accountant to facilitate the completion of the Post-Closing Audit within the aforementioned time period. Without limiting the generality of the foregoing, within two (2) weeks after the Closing, the Shareholder shall provide NII's Accountant with the information and/or documents requested on the Post-Closing Audit Checklist set forth as Schedule 1.3 hereto in order to facilitate the completion of the Post-Closing Audit by NII's Accountant within the aforementioned time period. In the event that NII's Accountant determines that the actual tangible net worth of the Company as of June 30, 1998 was less than the Certified Closing Net Worth or that the actual net income for the twelve months ended June 30, 1998 was less than $2,430,000 (the "Earnings Threshold"), NII shall deliver a written notice ("Financial Adjustment Notice") to the Shareholder setting forth (i) the determination made by NII's Accountant of the actual tangible net worth of the Company as of June 30, 1998 (the "Actual Company Net Worth") and the actual net income for the twelve months ended June 30, 1998 (the "June 30, 1998 Earnings"), and (ii) the amount of the adjustment to the Consideration (the "Consideration Adjustment") that would have been applicable pursuant to Section 1.2(c) had the Actual Company Net Worth been reflected on the Closing Financial Certificate instead of the Certified Closing Net Worth or had the Adjusted EBIT for the twelve months ended March 31, 1998 been adjusted by the amount that the Earnings Threshold exceeds the June 30, 1998 Earnings, as applicable. The Consideration Adjustment shall take account of the reduction, if any, to the Consideration already taken pursuant to Section 1.2(c) and any adjustments made for breaches of Section 3.9.

(b) The Shareholder shall have thirty (30) days from the receipt of the Financial Adjustment Notice to notify NII if the Shareholder disputes such Financial Adjustment Notice. If NII has not received notice of such a dispute within such 30-day period, NII shall be entitled to receive from the Shareholder the Consideration Adjustment. The Consideration Adjustment shall at Shareholder's election either be paid directly by him or shall be paid out of
the Escrow Fund (as defined in Section 1.4).   Any remaining unpaid amount of
the Consideration Adjustment after such payment out of the Escrow Fund shall be promptly paid by the Shareholder in immediately available funds. To the extent Shareholder elects to pay such amount directly, the parties agree that the Escrow Fund shall be deemed to be reduced by such amount and Shareholder, at his option shall be entitled at any time thereafter to withdraw said amount from the Escrow Fund. If Shareholder elects to pay such amount directly and fails to remit such amount within two (2) Business Days (as defined in Section 8.5(a), the parties agree that said amount shall be paid out of the Escrow Fund. If, however, the Shareholder has delivered notice of such a dispute to NII within such thirty (30)-day period, then NII's Accountant shall select an independent accounting firm of nationally recognized standing that has not represented any of the parties hereto within the preceding two (2) years to review the Company's books, Closing Financial Certificate and Financial Adjustment Notice (and related information) to determine the amount, if any, of the Consideration Adjustment. Such independent accounting firm shall be subject to approval by the Shareholder and NII, which approval shall not be unreasonably withheld, within five (5) days of its selection, unless there is an actual conflict of interest. The independent accounting firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to NII's Accountant in connection with the transactions contemplated hereby, or (ii) reviewed by NII's Accountant during the course of the Post-Closing Audit. The independent accounting firm shall make its determination of the Consideration Adjustment, if any, within thirty (30) days of its selection. The determination of the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, NII shall be entitled to receive from the Shareholder the Consideration Adjustment, payable as set forth above in this
Section 1.3(c). The costs of the independent accounting firm shall be borne by the party (either NII or the Shareholder) whose determination of the Company's net worth at Closing was further from the determination of the independent accounting firm, or equally by NII and the Shareholder in the event that the determination by the independent accounting firm is equidistant between the Certified Closing Net Worth and the Actual Company Net Worth.

1.4             ESCROW.  Upon Closing, NII shall deliver, or shall cause to
                ------
be delivered, directly to Northern Trust, Attn: Paul Hoefert, as escrow agent (the "Escrow Agent"), 10% of the Consideration, as such may be adjusted pursuant to Section 1.2, to be held in an escrow fund (collectively with all interest and earnings thereon, the "Escrow Fund") pursuant to the terms set forth herein and in an escrow agreement to be entered into by and among the Shareholder, NII and the Escrow Agent, substantially in form attached hereto as EXHIBIT A (the "Escrow Agreement"). Subject to the terms of this Agreement, the Escrow Fund shall be available to satisfy any post-Closing adjustment to the Consideration under Section 1.3, amounts which the Shareholder may be required to pay under
Section 5.1(a)(i) or any indemnification obligations of the Shareholder pursuant to Article 8 for Claims (as defined in Section 8.4) made on or prior to the twelve (12)-month anniversary of the Closing Date (the "Escrow Release Date") and shall be paid out as provided in Section 8.5 hereof.

1.5         DELIVERY OF CERTIFICATE(S).
            --------------------------

(a)             PTC to Provide Consideration.  In exchange for the outstanding
                ----------------------------
shares of the Company Common Stock, PTC shall cause to be made available to the Shareholder (subject to the holdback of the Escrow Fund), the Consideration, as adjusted pursuant to Section 1.2 and Section 1.3. Immediately prior to the Closing, NII shall provide to PTC the funds to pay the Consideration, as adjusted.

(b)             Certificate Delivery Requirements.  On the Closing Date, the
                ---------------------------------
Shareholder shall deliver to PTC the certificates (the "Certificates") representing Company Common Stock, duly endorsed in blank by the Shareholder, or accompanied by blank stock powers duly executed by the Shareholder and with all necessary transfer tax and other revenue stamps, acquired at the Shareholder's expense, affixed and canceled. The Shareholder shall promptly cure any deficiencies with respect to the endorsement of the Certificates or other documents of conveyance with respect to the stock powers accompanying such Certificates.

(c)             Lost, Stolen or Destroyed Certificates.  In the event any
                --------------------------------------
certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, PTC shall cause payment to be made in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the Consideration as provided in Section 1.2; provided, however, that NII or PTC may, in their discretion and as a condition
--------  -------
precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against NII or PTC with respect to the certificates alleged to have been lost, stolen or destroyed.

(d)             No Liability.  Notwithstanding anything to the contrary in this
                ------------
Section 1.5, no party hereto shall be liable to a holder of shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.6          ACCOUNTING TERMS.  Except as otherwise expressly provided herein
             ----------------
or in the schedules (the "Schedules"), all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP consistently applied.

2.          CLOSING

     The consummation of the Acquisition and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California 94304 on July __, 1998, providing that all conditions to Closing shall have been satisfied or waived, or at such other time, place and date as NII, PTC, the Company and the Shareholder may mutually agree, which date shall be referred to as the "Closing Date."

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

     To induce NII and PTC to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company and the Shareholder, jointly and severally, represents and warrants to NII and PTC as follows (for purposes of this Agreement, the phrases "knowledge of the Company" or the "Company's knowledge," or words of similar import, mean the knowledge of the Shareholder and the directors and officers of the Company, including facts of which the directors and officers, in the reasonably prudent exercise of their duties, should be aware, and for purposes of the indemnification provisions set forth in Section 8, none of this Section 3 shall be deemed a covenant):

3.1             DUE ORGANIZATION.  The Company is a corporation duly organized,
                ----------------
validly existing and is in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized or qualified could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company. SCHEDULE 3.1 hereto contains a list of all jurisdictions in which the Company is authorized or qualified to do business. The Company is in good standing as a foreign corporation in each jurisdiction it which it does business. The Company has delivered to NII true, complete and correct copies of the Articles of Incorporation and Bylaws of the Company. Such Articles of Incorporation and Bylaws are collectively referred to as the "Charter Documents." The Company is not in violation of any Charter Documents. The minute books of the Company have been made available to NII (and have been delivered, along with the Company's original stock ledger and corporate seal, to NII) and are correct and, except as set forth in SCHEDULE 3.1, complete in all material respects.

3.2             AUTHORIZATION; VALIDITY.  The Company has requisite corporate
                -----------------------
power and authority to enter into and perform its obligations pursuant to this Agreement. The Company has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations pursuant to the terms of this Agreement. The Shareholder has the full legal right and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and the Shareholder, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of the Company and the Shareholder, enforceable in accordance with its terms.

3.3             NO CONFLICTS.  The execution, delivery and performance of this
                ------------
Agreement, the consummation of the transactions contemplated hereby, and the

(a) conflict with, or result in a breach or violation of, any of the Charter Documents;

(b) (i) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any material document, agreement or other instrument to which the Company or the Shareholder is a party or by which the Company or the Shareholder is bound, or (ii) result in the creation or imposition of any lien, charge or encumbrance on any of the Company's properties pursuant to (x) any law or regulation to which the Company or the Shareholder or any of their respective property is subject, or (y) any judgment, order or decree to which the Company or the Shareholder is bound or any of their respective property is subject;

(c) result in termination or any impairment of any Permit (as defined in Section 3.15), contractual right or other authorization of the Company; or

(d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company or the Shareholder is subject or by which the Company or the Shareholder is bound including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), together with all rules and regulations promulgated thereunder.

3.4            CAPITAL STOCK OF THE COMPANY.  The authorized capital stock
               ----------------------------
of the Company consists of 1,000 shares of common stock, no par value, of which 100 shares are issued and outstanding, and no shares of preferred stock. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Shareholder free and clear of all Liens (defined below). All of the issued and outstanding shares of the capital stock of the Company were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the Company. No shares of capital stock of the Company are subject to repurchase upon termination of employment. For purposes of this Agreement, "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

3.5             TRANSACTIONS IN CAPITAL STOCK; ACCOUNTING TREATMENT.  No
                ---------------------------------------------------
option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company to issue, sell or otherwise become outstanding any shares of capital stock. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

3.6             SUBSIDIARIES, STOCK AND NOTES.
                -----------------------------

(a) Except as set forth on SCHEDULE 3.6, the Company has no subsidiaries.

(b) Except as set forth on SCHEDULE 3.6, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

(c) Except as set forth on SCHEDULE 3.6, there are no promissory notes that have been issued to, or are held by, the Company.

3.7             COMPLETE COPIES OF MATERIALS.  The Company has delivered to
                ----------------------------
NII true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to in the Schedules or that has been requested by NII.

3.8             ABSENCE OF CLAIMS AGAINST THE COMPANY.  Except for the
                -------------------------------------
Permitted Distribution, the Shareholder does not have any claims against the Company.

3.9             COMPANY FINANCIAL CONDITIONS.
                ----------------------------

(a) The Company's net worth, after giving effect to the Permitted Distribution, as of December 31, 1997 was not less than $930,000.

(b) The Company's (i) revenues for the fiscal year ended December 31, 1997 were not less than $16,100,000, and (ii) revenues (the "Interim Period Revenues") for the twelve (12)-month period ended March 31, 1998 (the "Interim Period") were not less than $15,900,000;

(c) The Company's (i) earnings before interest and taxes (after adjustment for any add-backs for the year ended December 31, 1997 as set forth on SCHEDULE 3.9 (the "Fiscal 1997 Add-Backs")) for the fiscal year ended December 31, 1997, were not less than $2,750,000 (or 16.90% of revenues for such fiscal year), (ii) earnings before interest and taxes for the Interim Period (after the addition of Interim Period Add-Backs set forth on SCHEDULE 1.2 ("Interim Period EBIT")) were not less than the greater of $2,900,000 or 18.17% of the Company's revenues for the Interim Period and (iii) earnings before interest and taxes (after adjustment for any add-backs set forth on SCHEDULE 3.9) (the "June Add-Backs") for the three (3)-month period ending June 30, 1998 shall be no less than $900,000.

(d) The Company shall have no outstanding long-term or short-term indebtedness to banks, the Shareholder or other financial institutions and creditors (in each case including the current portion thereof, but excluding trade payables, the Company's telephone lease with AT&T and other ordinary course accounts payable) as of the Closing Date.

     For purposes of Section 3.9(a) and (c), calculation of amounts shall be made in accordance with the last paragraph of Section 6.9, and for purposes of this Agreement "revenues" shall not include interest or dividend income. The parties agree that for any breach of this Section 3.9, NII's or PTC's damages for such breach either (i) to the extent applicable, shall be considered in the calculation of the Consideration Adjustment pursuant to Section 1.3, or (ii) if not considered in such calculation, shall be limited to the actual dollar amount by which the Company fails to meet the financial covenants set forth above and shall not cause any recalculation or reduction of the Consideration to be paid under this Agreement.

3.10             FINANCIAL STATEMENTS.  The Company has provided to NII (a)
                 --------------------
true, complete and correct copies of the Company's compiled balance sheet as of December 31, 1997 and income statement for the year ended December 31, 1997 (collectively, the "Compiled Financials") and (b) true, complete and correct copies of the Company's unaudited balance sheet (the "Interim Balance Sheet") as of March 31, 1998 and income statement, for the twelve (12)-month period then ended (collectively, the "Interim Financials," and together with the Compiled Financials, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP consistently applied, subject in the case of the Interim Financials to (i) normal year-end adjustments, which individually or in the aggregate will not be material, (ii) the exceptions stated on SCHEDULE 3.10, and (iii) the omission of footnote information. Each unaudited balance sheet included in the Company Financial Statements presents fairly the financial condition of the Company as of the date indicated thereon, and each of the income statements included in the Company Financial Statements presents fairly the results of its operations for the periods indicated thereon. Since the dates of the Company Financial Statements, there have been no material changes in the Company's accounting policies other than as requested by NII to conform the Company's accounting policies to GAAP.

3.11             LIABILITIES AND OBLIGATIONS.
                 ---------------------------

(a) The Company is not liable for or subject to any liabilities except for:

(i) those liabilities reflected on the Interim Balance Sheet and not previously paid or discharged;

(ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

(iii) those liabilities incurred since March 31, 1998 in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

(b) The Company has delivered to NII, in the case of those liabilities which are not fixed or are contested, a reasonable estimate of the maximum amount which may be payable.

(c) SCHEDULE 3.11 includes a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company would require additional material expenditures of capital.

(d) For purposes of this Section 3.11, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured. SCHEDULE 3.11 contains a complete list of all the Company's indebtedness.

3.12             BOOKS AND RECORDS.  The Company has made and kept books and
                 -----------------
records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The Company has not engaged in any transaction, maintained any bank account, or used any corporate funds except for transactions, bank accounts, and funds which have been and are reflected in its normally maintained books and records.

3.13             BANK ACCOUNTS; POWERS OF ATTORNEY.  SCHEDULE 3.13 sets forth a
                 ---------------------------------
complete and accurate list as of the date of this Agreement, of:

(a) the name of each financial institution in which the Company has any account or safe deposit box;

(b)                 the names in which the accounts or boxes are held;

(c)                 the type of account;

(d) the name of each person authorized to draw thereon or have access thereto; and

(e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

3.14             ACCOUNTS AND NOTES RECEIVABLE.  The Company has delivered to
                 -----------------------------
NII a complete and accurate list as of the date delivered of the accounts and notes receivable of the Company (including without limitation receivables from and advances to employees and the Shareholder, override receivables, hotel and car receivables (if any), and financial assistance segment bonus receivable), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). All Accounts

Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Accounts Receivable are current and collectible net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable, except for the segment fees from Apollo Travel Services which shall be paid promptly in accordance with such entity's agreement with the Company, will be collected in full, without any set-off, within one hundred twenty (120) days after the Closing Date (except for the financial assistance segment bonus receivable). There is no contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

3.15             PERMITS.  The Company owns or holds all licenses, franchises,
                 -------
permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of its business as it is currently being conducted, except where the failure to own or hold the same could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, operations or condition (financial or otherwise) of the Company (the "Permits"). The Permits are valid, and the Company has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. No present or former officer, manager, member or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, operations or condition (financial or otherwise) of the Company. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company, by any Permit.

3.16             REAL PROPERTY.
                 -------------

(a) For purposes of this Agreement, "Real Property" means all interests in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, rights of first refusal, licenses and all buildings and other improvements thereon, used by the Company, together with any additions thereto or replacements thereof. The Company does not own and never has owned any Real Estate.

(b) SCHEDULE 3.16 contains a complete and accurate description of all Real Property (including street address, legal description (where known), owner and Company's use thereof) and, to the Company's knowledge, any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases or encumbrances of any nature thereon (but including only those on the Company's leasehold interests unless expressly set forth in the lease agreement). The Real

Property listed on SCHEDULE 3.16 includes all interests in real property necessary to conduct the business and operations of the Company.

(c)                Except as set forth in SCHEDULE 3.16:

(i) The Company has obtained all approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with its use, occupation and operation of the Real Property.

(ii) To the Company's knowledge, the Real Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the Company's business does not constitute a nonconforming use and is not the subject of a special use permit under any applicable law.

(iii) No notice from any governmental authority has been served upon the Company claiming any violation of any law (including any code, rule, regulation, zoning or building ordinance or health or safety ordinance), or requiring or calling attention to the need for any work, repairs, construction, alterations or installations on or in connection with such Real Property which has not been complied with.

(iv) To the Company's knowledge, neither the structures, facilities and improvements on the Real Property leased by the Company have suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition in accordance with the term of the Leases (as defined below).

(v) There are no parties other than the Company in possession of any of the Real Property or any portion thereof used exclusively by the Company, and there are no subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such Real Property or any portion thereof.

(vi) All oral or written leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Company leases from any other party any real property, including all amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect. The Company has provided NII with true and complete copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto, and all material correspondence related thereto, including all correspondence pursuant to which any party to any of the Leases declared a default thereunder or provided notice of the exercise of any option granted to such party under such Lease. The Leases and the Company's interests in the Leases are free of all Liens. The Company has received no notice of default under any Leases, and the Company is in full compliance with the terms and provisions of the Leases and, except as set forth in the Leases, there are no material maintenance or capital improvement obligations thereon.

(vii) Except as set forth on SCHEDULE 3.16 none of the Leases requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

3.17             PERSONAL PROPERTY.
                 -----------------

(a) SCHEDULE 3.17 sets forth a complete and accurate list of all categories of personal property included on the Interim Balance Sheet and all other personal property owned or leased by the Company with in each case a current book value in excess of $25,000 both (i) as of June 30, 1998 and (ii) acquired since June 30, 1998, and a list of all leases for material equipment (true, correct and complete copies of which have been provided to NII) and an indication as to which assets are currently owned, or were formerly owned, by the Shareholder or business or personal affiliates of the Shareholder or of the Company have been provided to NII.

(b) The Company currently owns or leases all personal property necessary to conduct the business and operations of the Company as they are currently being conducted.

(c) All of the trucks and other material, machinery and equipment of the Company, including those listed on SCHEDULE 3.17, are in good working order and condition, ordinary wear and tear excepted. All leases set forth on SCHEDULE 3.17 are in full force and effect and constitute valid and binding agreements of the Company, and the Company is not in breach of any of their terms. All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on SCHEDULE 3.17.

(d) SCHEDULE 3.17 also contains a list of personal property owned by the Shareholder and currently located at the Company's principal place of business. Ownership of all such personal property shall remain vested in the Shareholder.

3.18             INTELLECTUAL PROPERTY.
                 ---------------------

(a) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and unregistered Marks (as defined below) listed on SCHEDULE 3.18. Such schedule lists (i) all of the Marks registered in the United States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country, and (ii) all of the unregistered Marks, that the Company now owns or uses in connection with its business. Except with respect to those Marks shown as licensed on SCHEDULE 3.18, the Company owns all of the registered and unregistered trademarks, service marks, and trade names that it uses. The Marks listed on SCHEDULE 3.18 will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. For purposes of this
Section 3.18, the term "Mark" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by the Company, including any registration or application for registration of any trademarks and services marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by the Company, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by the Company in the United States or any foreign country.

(b) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the Patents listed on SCHEDULE 3.18 and in the Copyright registrations listed on
SCHEDULE 3.18. Such Patents and Copyrights constitute all of the Patents and material Copyrights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all patents and copyright registrations that the Company now owns or uses in connection with its business. For purposes of this Section 3.18, the term "Patent" shall mean any United States or foreign patent to which the Company has title as of the date of this Agreement, as well as any application for a United States or foreign patent made by the Company; the term "Copyright" shall mean any United States or foreign copyright owned by the Company as of the date of this Agreement, including any registration of copyrights, in the United States Copyright Office or the equivalent thereof in any foreign county, as well as any application for a United States or foreign copyright registration made by the Company.

(c) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the trade secrets, franchises, or similar rights (collectively, "Other Rights") listed on SCHEDULE 3.18. Those Other Rights constitute all of the Other Rights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all trade secrets, franchises or similar rights that it owns, uses or practices under.

(d)                 The Marks, Patents, Copyrights, and Other Rights listed on
SCHEDULE 3.18 are referred to collectively herein as the "Intellectual Property." The Intellectual Property owned by the Company is referred to herein collectively as the "Company Intellectual Property." All other Intellectual Property is referred to herein collectively as the "Third Party Intellectual Property." Except as indicated on SCHEDULE 3.18, the Company has no obligations to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license, option or other rights to use in any manner any Intellectual Property, whether requiring the payment of royalties or not.

(e) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party Intellectual Property license, sublicense or agreement described in SCHEDULE 3.18. Except as set forth on
SCHEDULE 3.18, no claims with respect to the Company Intellectual Property or Third Party Intellectual Property are currently pending or, to the knowledge of the Company, are threatened by any person, nor, to the Company's knowledge, do any grounds for any claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party

Intellectual Property. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party. Neither the Company nor any of its subsidiaries (x) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated or, except as set forth on SCHEDULE 3.18, been informed or notified by any third party that the Company may be engaged in such infringement or (y) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, or copyright of another.

3.19             SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.
                 ---------------------------------------------------------

(a) SCHEDULE 3.19 sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. For purposes of this Agreement, "Significant Customers" are the twenty (20) customers that have effected the most purchases, in dollar terms, from the Company during each of the past four (4) fiscal quarters, and "Significant Suppliers" are the twenty
(20) suppliers who supplied the largest amount by dollar volume of products or services to the Company during the twelve (12) months ending on June 30, 1998.

(b) SCHEDULE 3.19 contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company is a party or by which it or its properties are bound (including without limitation contracts with Significant Customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) to which the Company and any affiliate of the Company or any officer, director or stockholder of the Company are parties ("Related Party Agreements"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $25,000, or (iii) that may generate revenues or income exceeding, during the current term thereof, $25,000 (collectively with the Related Party Agreements, the "Material Contracts"). The Company has delivered to NII true, complete and correct copies of the Material Contracts.

(c) Except to the extent set forth on SCHEDULE 3.19, (i) none of the Company's Significant Customers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel or substantially reduce, any material purchases from the Company, (ii) none of the Company's Significant Suppliers has canceled or substantially reduced or, to the knowledge of the Company, is currently attempting to cancel or substantially reduce, the supply of material products or services to the Company, (iii) the Company has complied with all of its commitments and obligations and is not in default under any of the Material Contracts, and no notice of default has been received with respect to any thereof, and (iv) there are no Material Contracts that were not negotiated at arm's length. The Company has not received any customer complaints of a material nature concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any material revenue.

(d)                Each Material Contract, except those terminated pursuant to
Section 5.4, is valid and binding on the Company and is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. Except for such required consents specifically noted on SCHEDULE 3.19 (the "Unobtained Consents"), the Company has obtained all necessary consents, waivers and approvals of parties to any Material Contracts that are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party or in order that any such Material Contract remain in effect without modification after the transactions and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Third Party Consents"). All Third Party Consents are listed on SCHEDULE 3.19. To the extent that the Company has failed to obtain any Third Party Consent in advance of the Closing Date, the failure of the Company to obtain such Third Party Consent will not, individually or in the aggregate, have an adverse effect on the business or operations of the Company after the Closing Date.

(e) The Company is not a "women's business enterprise" ("WBE") or "woman-owned business concern" as defined in 48 C.F.R. (S) 52.204-5, or a "minority business enterprise" ("MBE") or "minority-owned business concern" as defined in 48 C.F.R. (S) 52.219-8, nor has it held itself out to be such to any of its customers.

(f) The outstanding balance on all loans or credit agreements either (i) between the Company and any person in which the Shareholder owns a material interest, or (ii) guaranteed by the Company for the benefit of any person in which the Shareholder owns a material interest, are set forth in
SCHEDULE 3.19.

3.20             GOVERNMENT CONTRACTS.
                 --------------------

(a) Except as set forth on SCHEDULE 3.20, the Company is not a party to any government contracts.

(b) The Company has not been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any state or local government, nor, to the knowledge of the Company, has any suspension or debarment action been threatened or commenced. There is, to the Company's best knowledge, no valid basis for the Company's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government or any state or local government.

(c) Except as set forth in SCHEDULE 3.20, the Company has not been, nor is it now being, audited, or investigated by any government agency, or the inspector general or auditor general or similar functionary of any agency or instrumentality, nor, to the knowledge of the Company, has such audit or investigation been threatened.

(d) The Company has no dispute pending before a contracting office of, nor any current claim (other than the Accounts Receivable) pending against, any agency or instrumentality of the United States Government or any state or local government, relating to a contract.

(e) The Company has not, with respect to any government contract, received a cure notice advising the Company that it is or was in default or would, if it failed to take remedial action, be in default under such contract.

(f) The Company has not submitted any inaccurate, untruthful, or misleading cost or pricing data, certification, bid, proposal, report, claim, or any other information relating to a contract to any agency or instrumentality of the United States Government or any state or local government.

(g) No employee, agent, consultant, representative, or affiliate of the Company is in receipt or possession of any competitor or government proprietary or procurement sensitive information related to the Company's business under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized.

(h) Each of the Company's government contracts has been issued, awarded or novated to the Company in the Company's name.


3.21             INSURANCE.  SCHEDULE 3.21 sets forth a complete and accurate
                 ---------
list, as of June 30, 1998, of all insurance policies carried by the Company and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. The Company has delivered to NII true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies. Such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. To the knowledge of the Company, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

3.22             ENVIRONMENTAL MATTERS.
                 ---------------------

(a)                      Hazardous Material.  To the Company's knowledge,
                         ------------------
other than as set forth on SCHEDULE 3.22, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present on that portion of any property that the Company has at any time owned, operated, occupied or leased. SCHEDULE
3.22 identifies all underground and aboveground storage tanks, and the capacity, age and contents of such tanks, located on that portion of any real property leased by the Company.

(b)                      Hazardous Materials Activities. To the Company's
                         ------------------------------
knowledge, the Company has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the

Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c)                 Permits.  The Company does not hold any environmental
                    -------
approvals, permits, licenses, clearances and consents (the "Environmental Permits") and, to the Company's knowledge, none are required for the conduct of
the Company's business as such business is currently being conducted.   The
Company is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

(d)                 Environmental Liabilities.  No action, proceeding,
                    -------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. To the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

3.23             LABOR AND EMPLOYMENT MATTERS.  With respect to employees of
                 ----------------------------
and service providers to the Company:

(a) for purposes of this Section 3.23 and Section 3.24, the phrases "Company's knowledge," "to the knowledge of the Company" or words of similar import include the knowledge of anyone responsible for the Company's human resources;

(b) the Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

(c) there is not now, nor within the past three (3) years has there been, any unfair labor practice complaint against the Company pending or, to the Company's knowledge, threatened, before the National Labor Relations Board or any other comparable authority;

(d) there is not now, nor within the past three (3) years has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's knowledge, threatened, against or directly affecting the Company;

(e) to the Company's knowledge, no labor representation organization effort exists nor has there been any such activity within the past three (3) years;

(f) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Company's knowledge, no claims therefor exist or have been threatened;

(g) the employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company; and

(h) all persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

3.24             EMPLOYEE BENEFIT PLANS.
                 ----------------------

(a)                 Definitions.

(i) "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

(ii) "Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or with respect to which the Company has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company.

(iii) "Company Plan" means, as of the Closing Date, any Employee Benefit Plan for which the Company is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or to which the

Company is obligated to make payments, in each case with respect to any present or former employees of the Company.

(iv)                     "Employee Benefit Plan" has the meaning given in
Section 3(3) of ERISA.

(v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

(vi) "ERISA Affiliate" means any person that, together with the Company, would be or was at any time treated as a single employer under
Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

(vii) "Multiemployer Plan" means any Employee Benefit Plan described in Section 3(37) of ERISA.

(viii) "Qualified Plan" means any Employee Benefit Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

(ix) "Welfare Plan" means any Employee Benefit Plan described in Section 3(1) of ERISA.

(b) SCHEDULE 3.24 contains a complete and accurate list of all Company Plans and Company Benefit Arrangements. SCHEDULE 3.24 specifically identifies all Company Plans (if any) that are Qualified Plans.

(c) With respect, as applicable, to Employee Benefit Plans and Benefit Arrangements:

(i) true, correct, and complete copies of all the following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable and in existence, have been delivered to NII or its designee: (A) all documents constituting the Company Plans and Company Benefit Arrangements, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the most recent Forms 5500 or 5500C/R and any financial statements attached thereto and those for the prior three (3) years; (C) the last Internal Revenue Service determination letter, the last IRS determination letter that covered the qualification of the entire plan (if different), and the materials submitted by the Company to obtain those letters; (D) the most recent summary plan description; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement; (F) summary reports submitted within the three (3) years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (G) all notices that were given within the four
(4) years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (H) employee manuals or handbooks containing personnel or employee relations policies;

(ii) the Putnam Investment 401(k) Plan (the "Company 401(k) Plan") is the only Qualified Plan. Except as set forth on SCHEDULE 3.24, the Company has never maintained or contributed to another Qualified Plan. The Company 401(k) Plan qualifies under Section 401(a) of the Code, and any trusts maintained pursuant thereto are exempt from federal income taxation under
Section 501 of the Code, and nothing has occurred with respect to the design or operation of any Qualified Plans that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code;

(iii) the Company has never sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

(iv) except as set forth on SCHEDULE 3.24, each Company Plan and each Company Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

(v) there are no pending claims or lawsuits by, against, or relating to any Employee Benefit Plans or Benefit Arrangements that are not Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company or the Shareholder, and no claims (other than routine claims for benefits) or lawsuits have been asserted, instituted or, to the knowledge of the Company, threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit Arrangement, and the Company does not have knowledge of any fact that could form the basis for any such claim or lawsuit. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to the Company 401(k) Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs;

(vi) no Company Plan or Company Benefit Arrangement contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

(vii) with respect to each Company Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any material liability for the Company or the Shareholder, officer, director, or employee of the Company;

(viii) except as set forth on SCHEDULE 3.24, all reporting, disclosure, and notice requirements of ERISA and the Code have been fully and completely satisfied with respect to each Company Plan and each Company Benefit Arrangement;

(ix) all amendments and actions required to bring the Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (A) are not required by law to be made or taken until after the Effective Date and (B) are disclosed on SCHEDULE 3.24;

(x) payment has been made of all amounts that the Company is required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of June 30, 1998; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within thirty (30) days of such withholding;

(xi) the Company has not prepaid or prefunded any Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor does it provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9);

(xii) no statement, either written or oral, has been made by an employee of the Company with authority to disseminate communications regarding Company Plans to any person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that could have an adverse economic consequence to the Company;

(xiii) the Company has no liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

(xiv) all group health plans of the Company and its affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and the Company has provided, or will have provided before the Closing Date, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Closing Date;

(xv) no employee or former employee of the Company or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) death, long-term disability or retirement benefits under a Qualified Plan, (ii) deferred compensation benefits accrued as liabilities on the Closing Statement or (iii) continuation coverage mandated under Section 4980B of the Code or other applicable law.

(d) SCHEDULE 3.24 hereto contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company for the last three (3) fiscal years.

(e) SCHEDULE 3.24 hereto sets forth an accurate list, as of the date hereof, of all employees of the Company who may earn more than $75,000 in fiscal 1998, all officers and all directors, and lists all employment agreements with such employees, officers and directors and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of June 30, 1998.

(f) The Company has not declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

(g) Except as set forth on SCHEDULE 3.24, there are no Contingent Deferred Sales Charges ("CDSC's") or similar surrender fees, asset charges or other penalties that will become payable as a result of the termination of any Company Plan or Company Benefit Arrangement or the merger of the assets of such Company Plan or Company Benefit Arrangement into a plan or benefit arrangement of NII. To the extent that any such CDSC's or similar charges or penalties are payable upon such event, the Shareholder shall pay such amounts at Closing or, with the concurrence of NII, NII may pay such amounts and the Consideration shall be reduced accordingly.

3.25             TAXES.
                 -----

(a) (i)                  The Company has timely filed all Tax Returns due on or
before the Closing Date, and such Tax Returns are true, correct and complete in all respects.

(ii) Except as set forth on SCHEDULE 3.25, the Company has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return. No claim has been made by any authority in a jurisdiction where the Company has not filed tax returns that the Company is, or may be, subject to taxation by that jurisdiction.

(iii) The amount of the Company's liability for unpaid Taxes as of March 31, 1998 did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Interim Balance Sheet, and the amount of the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date.

(iv) Except as set forth on SCHEDULE 3.25, there are no ongoing examinations or claims against the Company for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

(v) The Company has a taxable year ending on December 31 in each year.

(vi) The Company currently utilizes the cash method of accounting for income Tax purposes and such method of accounting has not changed in the past five (5) years. The Company has not agreed to, and is not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

(vii) Except as set forth in SCHEDULE 3.25, the Company has withheld all Taxes required to have been withheld and paid over all Taxes required to have been paid prior to the Closing Date, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

(viii) Copies of (a) any Tax examinations, (b) extensions of statutory limitations for the collection or assessment of Taxes, and (c) the Tax Returns of the Company filed (and drafts of Tax Returns not yet filed, if available) for the last fiscal year have been delivered to NII.

(ix) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company relating to or attributable to Taxes, or out of the failure, or an alleged failure, to pay taxes.

(x) To the Company's knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have a material adverse effect on the Company or its business.

(xi) None of the Company's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

(xii) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

(xiii)                   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

agreement to be complied with or satisfied by such party hereunder.
The delivery of any notice pursuant to this Section 5.7 shall not, without the express written consent of the other parties be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Articles 6 and 7, or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.8              NOTICE TO BARGAINING AGENTS.    Prior to the Closing Date, the
                 ---------------------------
Company shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, if requested by NII, and shall provide NII with proof that any required notice has been sent.

5.9              SOFT DOLLARS.    All "soft dollars" (whether in the form of
                 ------------
free airline tickets, free airline upgrade certificates, credit cards paid for by airlines or airline override revenue converted to the Company's "soft dollar" accounts, or other similar arrangements) allocated to the Company from airlines and other vendors of the Company, or that may be awarded to the Company in connection with the Company's business, shall be used only for the Company's legitimate business purposes and not for the personal benefit or use of the Shareholder (or his family or friends) or any of the Company's other employees. Notwithstanding the above, the Shareholder may continue to be eligible for travel benefits set forth in SCHEDULE 5.9.

5.10             PERMITTED DISTRIBUTION.    Prior to or at the Closing, the
                 ----------------------
Company may, in its sole discretion, make a cash distribution (a "Permitted Distribution") to the Shareholder in an amount equal to (i) the net worth of the Company, determined in accordance with GAAP, but not taking into account any adjustments for Interim Period Add-Backs, as of June 30, 1998, minus (ii) six percent (6%) of the Company's revenues, determined in accordance with GAAP, for the twelve (12) months ending June 30, 1998. The parties agree that, to the extent that the Company does not have available funds to pay the full amount of the Permitted Distribution to the Shareholder, PTC or NII shall pay such excess amounts to the Shareholder at Closing.

5.11             TRANSFER OF NONOPERATING ASSETS.    On or before the Closing
                 -------------------------------
Date, the Company shall have transferred to the Shareholder the Company's nonoperating assets (including without limitation personal use vehicles and pleasure craft), as more specifically set forth on SCHEDULE 5.11 (the "Nonoperating Assets"), and the Shareholder shall have assumed all outstanding liabilities and/or credit arrangements with respect to any of the Nonoperating Assets included on SCHEDULE 5.11, which liabilities and credit arrangements are more specifically set forth on SCHEDULE 5.11. Except as otherwise set forth in this Section 5.11, the purchase price for the Nonoperating Assets shall be equal to the greater of (a) the current book value of the Nonoperating Assets, as reflected on the Company's books as of the Closing Date, determined in accordance with GAAP, and (b) the amount of the current outstanding indebtedness secured by such Nonoperating Asset. Notwithstanding the preceding sentence, the price paid by the Shareholder for the two personal use vehicles that comprise a portion of the Nonoperating Assets shall be equal to the current market value of such vehicles as of the Closing Date determined by reference to NADA valuations. Notwithstanding the foregoing, in the event the transfer of the boat is not completed as of the Closing Date, the Shareholder will take all commercially reasonable efforts to complete such transfer, and the assumption of related liabilities, as promptly as possible following the Closing, and in no event more than 45 days following the Closing. In

(xiv) The Company is not, and has not been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the tax liability of any other person under contract.

(xv) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

(xvi) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

(xvii) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(b) (i)                  The Company has been a valid S Corporation within the
meaning of Sections 1361 and 1362 of the Code at all times since December 23, 1986, and the Company will be a valid S Corporation up to and including the Closing Date.

(ii) The Company does not have a net recognized built-in gain within the meaning of Section 1374 of the Code.

(iii)                    The Company will not be liable for any Tax under
Section 1374 of the Code in connection with the deemed sale of the Company's assets (including the assets of any qualified subchapter S subsidiary) caused by the Section 338(h)(10) Election (as defined in Section 5.1). Neither the Company nor any qualified subchapter S subsidiary of the Company has, in the past ten (10) years, (A) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

(c)                 For purposes of this Agreement:

(i) the term "Tax" shall include any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and

(ii) the term "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

3.26             CONFORMITY WITH LAW; LITIGATION  .
                 -------------------------------

(a) The Company has not violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it, except for any such violations that would not have a material adverse effect on the Company's business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company.

(b) The Shareholder has not, at any time: (i) committed any criminal act (except for minor traffic violations); (ii) engaged in acts of fraud, dishonesty, gross negligence or moral turpitude; (iii) filed for personal bankruptcy; or (iv) been an officer, director, manager, trustee or controlling stockholder of a company that filed for bankruptcy or Chapter 11 protection.

(c) Except as set forth on SCHEDULE 3.26, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or business.

3.27             RELATIONS WITH GOVERNMENTS  .  The Company has not made,
                 --------------------------
offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor has it otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

3.28             ABSENCE OF CHANGES .  Since March 31, 1998, the Company has
                 ------------------
conducted its business in the ordinary course and, except as contemplated herein or as set forth on SCHEDULE 3.28, there has not been:

(a) any change, by itself or together with other changes, that has adversely affected, or is likely to adversely affect, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company;

(b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company;

(c) any change in the authorized capital of the Company or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

(d) other than the Permitted Distribution, any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

(e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers directors, the Shareholder, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice including the salary increase for the Company's President, nor has the Company entered into or amended any Company Benefit Arrangement, Company Plan, employment, severance or other agreement relating to compensation or fringe benefits;

(f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company;

(g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including without limitation the Shareholder and its affiliates;

(h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of the Shareholder and its affiliates, provided that
                                                                  --------
the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

(i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

(j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company;

(k)                 any waiver of any material rights or claims of the Company;

(l) any breach (which has not been cured), amendment or termination (except for normal course expirations) of any material contract, agreement, license, permit or other right to which the Company is a party;

(m) any transaction by the Company outside the ordinary course of business;

(n) any capital commitment by the Company, either individually or in the aggregate, exceeding $25,000;

(o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

(p) any creation or assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

(q) any entry into, amendment of, relinquishment, termination or non- renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $25,000, except in the ordinary course of business;

(r) except as set forth in SCHEDULE 3.28, any loan by the Company to any person or entity, incurring by the Company, of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

(s) except as set forth in SCHEDULE 3.28, the commencement or notice or, to the knowledge of the Company, threat of commencement, of any lawsuit or proceeding against, or, to the best knowledge of the Company, investigation of, the Company or any of its affairs; or

(t) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with NII and its representatives regarding the transactions contemplated by this Agreement).

3.29             DISCLOSURE.  All written agreements, lists, schedules,
                 ----------
instruments, exhibits, documents, certificates, reports, statements and other writings furnished to NII or PTC pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Shareholder or the Company contained in this Agreement, in the Schedules attached hereto or in any certificate furnished or to be furnished by the Shareholder or the Company to NII or PTC in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Shareholder that has specific application to the Shareholder or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any Schedule hereto.

3.30             PREDECESSOR STATUS; ETC.  SCHEDULE 3.30 sets forth a listing
                 -----------------------
of all legal names, trade names, fictitious names or other names (including, without limitation, any names of

PAGE>

divisions or operations) of the Company and all of its predecessor companies during the five-year period immediately preceding the Closing, including without limitation the names of any entities from whom the Company has acquired material assets. During the five-year period immediately preceding the Closing, the Company has operated only under the names set forth on SCHEDULE 3.30 in the jurisdiction or jurisdictions set forth on SCHEDULE 3.30 and has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

3.31             REQUIRED GOVERNMENTAL FILINGS AND CONSENTS  .  The execution,
                 ------------------------------------------
delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of the Company, except
(a) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or Blue Sky laws, and the Bylaws of the National Association of Securities Dealers, Inc., and the notification requirements of the HSR Act, and (b) where the failure to obtain such consents, approvals, authorization or permits, or to make such filings or notifications, would not prevent or delay consummation of the Acquisition or otherwise prevent the Company from performing its obligations under this Agreement.

3.32             ARC ACCREDITATION AND BONDING REQUIREMENTS.    The Company is,
                 ------------------------------------------
and at the Closing will be, accredited with the Airlines Reporting Company ("ARC"), and has no knowledge of any fact, matter or circumstance which by itself, or with the passage of time, may give rise to an action by ARC terminating the Company's accreditation. SCHEDULE 3.32 includes a list of representative correspondence between the Company and ARC during the twelve (12) month period ending as of the date hereof, copies of which have been provided to NII, except such correspondence dealing solely with additions or deletions of locations for the Company. The Company does, and at Closing will, have the bond required by ARC, in the amount required by ARC. SCHEDULE 3.32 sets forth the amount of the bond, the expiration date of the bond, the name of the company issuing the bond and the premium for the bond. SCHEDULE 3.32 lists a representative sample of contested debit memoranda the Company had with ARC or any airline during the twelve (12) month period ending on the date hereof.

4.           REPRESENTATIONS OF NII AND PTC

     To induce the Company and the Shareholder to enter into this Agreement and consummate the transactions contemplated hereby, NII and PTC represent and warrant to the Company and the Shareholder as follows:

4.1                DUE ORGANIZATION .  NII is a corporation duly organized,
                   ----------------
validly existing and in good standing under the laws of the States of Delaware, and PTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of NII and PTC is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its businesses in the places and in the manner as now conducted, except where the failure to be so authorized or qualified could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of NII and its subsidiaries (including PTC), taken as a whole. Copies of the

Certificate of Incorporation and the Bylaws, each as amended, of NII and PTC (collectively, the "NII Charter Documents" and the "PTC Charter Documents" respectively) have been made available to the Company. Neither NII nor PTC is in violation of any NII Charter Document or PTC Charter Document, respectively.

4.2              AUTHORIZATION; VALIDITY OF OBLIGATIONS  .  The representatives
                 --------------------------------------
of NII and PTC executing this Agreement have all requisite corporate power and authority to enter into and bind NII and PTC to the terms of this Agreement. NII and PTC have the requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby and to perform their obligations pursuant to this Agreement. The execution and delivery of this Agreement by NII and PTC and the performance by NII and PTC of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of NII and PTC respectively, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of each of NII and PTC enforceable in accordance with its terms.

4.3              NO CONFLICTS .  The execution, delivery and performance of this
                 ------------
Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not:

(a) conflict with, or result in a breach or violation of the NII Charter Documents or PTC Charter Documents;


(b) (i) conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which NII or PTC is a party or by which NII or PTC is bound, or (ii) result in the creation or imposition of any lien, charge or encumbrance on any of NII's or PTC's properties pursuant to
(x) any law or regulation to which NII or PTC or any of their property is subject, or (y) any judgment, order or decree to which NII or PTC is bound or any of their property is subject;

(c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of NII or PTC; or

(d) violate any law, order, judgment, rule, regulation, decree or ordinance to which NII or PTC is subject, or by which NII or PTC is bound, (including, without limitation, the HSR Act, together with all rules and regulations promulgated thereunder).

4.4              REQUIRED GOVERNMENTAL FILINGS AND CONSENTS.    The execution,
                 ------------------------------------------
delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of NII or PTC except (a) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or Blue Sky laws, and the Bylaws of the National Association of Securities Dealers, Inc., and the notification requirements of the HSR Act, and (b) where the failure to obtain such consents, approvals, authorization or permits, or to make such filings or notifications, would not prevent or delay consummation of the Acquisition or otherwise prevent NII or PTC from performing its obligations under this Agreement.

4.5              DISCLOSURES.     This Agreement, as of the date hereof, does
                 -----------
not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or herein or necessary in order to make any statement contained therein or herein, in the light of the circumstances under which such statement was made, not misleading.

5.          COVENANTS

5.1              TAX MATTERS.
                 -----------

(a) The following provisions shall govern the allocation of responsibility as between the Company, on the one hand, and the Shareholder, on the other, for certain tax matters following the Closing Date:

(i) At the Company's expense, the Shareholder shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company for all periods ending on or before the Closing Date that are due after the Closing Date. NII and its accountants shall have the right to review and comment on any and all Tax Returns (including the the applicable portion of Tax Returns filed by the Shareholder concerning the election contemplated by Section 5.1(c)) prior to filing. NII, the Company and the Shareholder shall diligently cooperate to resolve such comments prior to the filing of the applicable Tax Return. The Shareholder shall pay on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. Notwithstanding the foregoing, the Company agrees to pay to the Shareholder at Closing $60,000 for Taxes for the period beginning on July 1, 1998 and ending on the Closing Date. Such Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by NII. To the extent reasonably requested by the Shareholder or required by law, NII, PTC and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.

(ii) At the Company's expense, the Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date. For purposes of this Section 5.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

(iii) NII, PTC and the Company on one hand and the Shareholder on the other hand shall (a) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this Section 5.1 and any audit, litigation or other proceeding with respect to Taxes; (b) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (c) preserve information, records or documents relating to Tax matters pertinent to the Company that is in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

(iv) The Shareholder shall timely pay all transfer, documentary, sales, use, stamp, and registration tax and fees arising from or relating to the transactions contemplated by this Agreement, and the Shareholder shall, at his own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, and registration tax and fees. If required by applicable law, NII, PTC and the Company will join in the execution of any such Tax Returns and other documentation.

(b) The Company shall, prior to the Closing, maintain its status as an S Corporation for federal and state income tax purposes.

(c) (i) NII and PTC may make an election under Section 338 of the Code (and any corresponding election under state, local and foreign tax law) and the Company and shareholder will cooperate in making such elections; (ii) at NII's or PTC's option, the Company and the Shareholder shall join with NII or PTC in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local and foreign tax law) with respect to the purchase and sale of the stock of the Company hereunder (a "Section 338(h)(10) Election"). The Shareholder shall include any income, gain, loss deduction or other tax item resulting from the Section 338(h)(10) Election on his Tax Returns to the extent permitted by applicable law. The Shareholder shall also pay any Tax imposed on the Company or its subsidiaries attributable to the making of the Section 338(h)(10) Election, including but not limited to,
(a) any Tax imposed under Section 1374 of the Code, (b) any Tax imposed under
Section 1.338(h)(10)-1(e)(5) of the Treasury Regulations, or (c) any state, local or foreign Tax imposed on the Company's or its subsidiaries' gain, and the Shareholder shall indemnify NII, the Company and their subsidiaries against any Tax or other liability arising out of any failure to pay any such Taxes. In the event NII or PTC exercises its option under this subsection (ii), NII or PTC shall pay to the Shareholder the difference between (A) the Tax paid by the Shareholder as a result of the Section 338(h)(10) election and (B) the Tax which would have been paid by the Shareholder if no Section 338(h)(10) election had been made and consented to by the Shareholder plus any additional Tax incurred by the Shareholder with respect to the receipt of such difference. Any payment by NII or PTC hereunder shall be made ten (10) days prior to the due date of the Shareholder's Tax Return in which the income, gain, loss deduction or other tax item resulting from Section 338(h)(10) election is reported.

(d) NII, PTC, the Company and the Shareholder agree that the Consideration and the liabilities of the Company and its qualified subchapter S subsidiaries (plus other relevant items) will be allocated to the assets of the Company and its qualified subchapter S subsidiaries for all purposes (including Tax and financial accounting) as determined by NII. NII, PTC, the Company, the Company subsidiaries and the Shareholder shall file all Tax Returns (including amended returns and claims for refund and information reports in an manner consistent with such values.

5.2              ACCOUNTS RECEIVABLE.  The Shareholder shall deliver to NII a
                 -------------------
complete and accurate list of all Accounts Receivable as of the Closing Date within two (2) Business Days following the Closing Date. In the event that all Accounts Receivable, excluding segment fees from Apollo Travel Services which will be collected as set forth in the Company's agreement with such entity, are not collected in full (net of reserves specified in Section 3.14) within one hundred twenty (120) days after the Closing then, at the request of the Company, the Shareholder shall pay the Company an amount equal to the Accounts Receivable not so collected, and upon receipt of such payment the Company shall assign to the Shareholder making the payment all of its rights with respect to the uncollected Accounts Receivable giving rise to the payment and shall also thereafter promptly remit any excess collections received by it with respect to such assigned Accounts Receivable. Upon the written request of the Company, the Shareholder shall provide it with a status report concerning the collection of assigned Accounts Receivable.

5.3              EMPLOYEE BENEFIT PLANS.  If reasonably requested by NII or
                 ----------------------
PTC, the Company shall terminate any Company Plan or Company Benefit Arrangement substantially contemporaneously with the Closing; provided that (i) any terminated Company Plan or Company Benefit Arrangement will be replaced with such plans or arrangements as are generally provided by NII to like-situated employees and (ii) such termination by itself does not result in any liability to the Shareholder.

5.4              RELATED PARTY AGREEMENTS. The Company and/or the Shareholder,
                 ------------------------
as the case may be, shall terminate any Related Party Agreements which NII or PTC requests the Company or Shareholder to terminate. Notwithstanding the foregoing, with respect to any Company Plan or Company Benefit Arrangement that is not terminated or merged into an existing NII plan or benefit arrangement substantially contemporaneously with the Closing, the Shareholder shall cooperate (and shall use his reasonable efforts to cause the officers and employees of the Company that are responsible for administering any such Company Plan or Company Benefit Arrangement to cooperate) with NII on and after the Closing Date in continuing to administer and maintain such Company Plan or Company Benefit Arrangement in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including applicable federal and state securities laws, until such time as the Company Plan or Company Benefit Arrangement are terminated or merged into a NII plan or benefit arrangement.

5.5              COOPERATION.
                 -----------

(a) The Company, Shareholder, NII and PTC shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the president or chief financial officer of the Company shall execute any documentation reasonably required by NII's independent public accountants (in connection with such accountant's audit of the Company) or the Nasdaq National Market which is not contrary to this Agreement.

(b) The Shareholder and the Company shall cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with NII on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

(c) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby; provided that (i) any terminated Company Plan or Company Benefit Arrangement will be replaced with such plans or arrangements as are generally provided by NII to like situated employees and (ii) such termination by itself does not result in any liability to the Shareholder.

(d) The Company, the Shareholder, NII and PTC shall file all notices and other information and documents required under the HSR Act as promptly as practicable after the date hereof.

5.6              CONFIDENTIALITY.  NII recognizes and acknowledges that it had
                 ---------------
in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company, including without limitation, lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's business. NII agree that, unless there is a Closing, it will not disclose confidential information with respect to the Company to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Company and to counsel and other advisers, provided that
                                                                  --------
such advisers (other than counsel) agree to the confidentiality provisions of this Section 5.6, unless (i) such information becomes known to the public generally through no fault of NII, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to
                                                       --------
disclosing any information pursuant to clause (i), (ii) or (iii) above, NII shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

5.7              NOTIFICATION OF CERTAIN MATTERS  .  Each party hereto shall
                 -------------------------------
give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or addition, the Shareholder agrees to file all Tax Returns and pay all necessary Taxes, including all sales and use Taxes, related to the transfer of the Nonoperating Assets, and the Shareholder shall indemnify NII and any NII Indemnified Party (as defined in Section 8.1) for any amounts paid by an NII Indemnified Party in any way related to the transfer of the Nonoperating Assets.

5.12               CONSENTS.    The Shareholder agrees to obtain all Unobtained
                   --------
Consents promptly after Closing, but in no event later than 45 days after the Closing Date.

5.13               STOCK OPTION GRANTS.     As soon as practicable following the
                   -------------------
Closing, the Shareholder shall provide NII with a list of optionees to which options to purchase up to 30,000 shares are to be granted. Upon receipt of such list, NII shall use its commercially reasonable efforts to solicit consent of such option grants from the Compensation Committee of the Board of Directors of NII.

6.         CONDITIONS PRECEDENT TO OBLIGATIONS OF NII AND PTC

     The obligations of NII and PTC to effect the Acquisition are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

6.1                REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.
                   ----------------------------------------------------------
All of the representations and warranties of the Shareholder and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Shareholder on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and by the Shareholder shall have been delivered to NII.

6.2                NO LITIGATION.  No temporary restraining order, preliminary
                   -------------
or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging PTC's proposed acquisition of the Company, or limiting or restricting NII's or PTC's conduct or operation of the business of the Company (or its own business) following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened against NII, PTC or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

6.3                NO MATERIAL ADVERSE CHANGE.  There shall have been no
                   --------------------------
material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company, taken as a whole, since December 31, 1997 and NII shall have received a certificate signed by the Shareholder dated the Closing Date to such effect.

6.4              CONSENTS AND APPROVALS.  All necessary consents of, and
                 ----------------------
filings with, any governmental authority or agency or third party, relating to the consummation by the Company and the Shareholder of the transactions contemplated hereby, shall have been obtained and made. Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

6.5              OPINION OF COUNSEL.  NII shall have received an opinion from
                 ------------------
counsel to the Company and the Shareholder, dated the Closing Date, in a form reasonably satisfactory to NII.

6.6              CHARTER DOCUMENTS.  NII shall have received (a) a copy of the
                 -----------------
Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation and (b) a copy of the Bylaws of the Company certified by the Secretary or Assistant Secretary of the Company, and such documents shall be in form and substance reasonably acceptable to NII.

6.7              FIRPTA COMPLIANCE.  The Shareholder shall have delivered to
                 -----------------
PTC a properly executed statement in a form reasonably acceptable to PTC for purposes of satisfying PTC's obligations under Treas. Reg. (S) 1.1445-2(b).

6.8              DUE DILIGENCE REVIEW.  The Company shall have made such
                 --------------------
deliveries as are called for by this Agreement. NII shall be fully satisfied in its sole discretion with the results of its review of all of the Schedules, whether delivered before or after the execution hereof, and such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Company.

6.9              DELIVERY OF CLOSING FINANCIAL CERTIFICATE.  NII shall have
                 -----------------------------------------
received a certificate (the "Closing Financial Certificate"), dated as of the Closing Date, signed on behalf of the Company and by the Shareholder, setting forth:

(a) the actual net worth of the Company as of December 31, 1997, (the "Certified Net Worth");

(b) the net worth of the Company as of June 30, 1998, after giving effect to the Permitted Distribution (the "Certified Closing Net Worth");

(c) the revenues of the Company for the fiscal year ended December 31, 1997 (the "Certified Year-End Revenues");

(d) the revenues of the Company for the Interim Period (the "Certified Closing Revenues");

(e) the earnings of the Company before interest and taxes (after adjustment for Fiscal 1997 Add-Backs) for the fiscal year ended December 31, 1997, in dollars and as a percent of revenues for such period (the "Certified Year-End Profits");

(f) the earnings of the Company before interest and taxes (after the addition of Interim Period Add-Backs) for the Interim Period in dollars and as a percent of revenues for such period (the "Certified Closing Profits");

(g) the Company's total outstanding long-term and short-term indebtedness to banks, the Shareholders and other financial institutions and creditors (including the current portion thereof, but excluding trade payables, the Company's telephone lease with AT&T and other ordinary course accounts payable) as of the Closing Date (the "Certified Closing Debt"); and

(h) the earnings of the Company before interest and taxes (after adjustment for June Add-Backs) for the three month period ending on June 30, 1998 (the "Certified June Quarter Profits") and the June 30, 1998 Earnings;

(i) the actual net income of the Company for the twelve (12) month period ending March 31, 1998; and

(j) the actual net income for the Company for the twelve (12) month period ending June 30, 1998.

     The parties acknowledge and agree that (i) for purposes of determining the Certified Closing Net Worth, the Certified Closing Profits and the Certified June Quarter Profits, without the prior written consent of NII, the Company shall not take account of any increase in intangible assets (including without limitation goodwill, franchises and intellectual property) acquired or accounted for after December 31, 1997, and (ii) the Certified Closing Net Worth shall be calculated after giving effect to the Permitted Distribution.

6.10             EMPLOYMENT AGREEMENTS.  The Shareholder and Kelly L. Kuhn
                 ---------------------
shall have entered into an employment agreement with the Company, in substantially the forms attached hereto as EXHIBIT B and EXHIBIT C, respectively (collectively, the "Employment Agreements").

6.11             TRANSFER OF NONOPERATING ASSETS.  The transfer and sale of
                 -------------------------------
the Nonoperating Assets by the Company to the Shareholder and the assumption by the Shareholder of the liabilities related to such Nonoperating Assets, as provided in Section 5.11, shall have been completed to the satisfaction of NII.

6.12             ESCROW AGREEMENT.    The Escrow Agent and the Shareholder shall
                 ----------------
have executed and delivered the Escrow Agreement.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDER AND THE COMPANY

     The obligation of the Shareholder and the Company to effect the Acquisition are subject to the satisfaction or waiver, at or before the Closing Date, of the following conditions and deliveries:

7.1              REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.
                 ----------------------------------------------------------
All of the representations and warranties of NII and PTC contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by NII and PTC on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the Chief Executive Officer or another executive officer of NII shall have been delivered to the Company and the Shareholder.

7.2              NO LITIGATION.  No temporary restraining order, preliminary
                 -------------
or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging PTC's proposed acquisition of the Company, or limiting or restricting NII's and/or PTC's conduct or operation of the business of the Company (or its own business) following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened against NII, PTC or the Company, their respective properties or any of their officers or directors that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of NII and its subsidiaries taken as a whole.

7.3              CONSENTS AND APPROVALS.  All necessary consents of, and
                 ----------------------
filings with, any governmental authority or agency or third party, relating to the consummation by NII of the transactions contemplated hereby, shall have been obtained and made. Any waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

7.4              EMPLOYMENT AGREEMENTS.  The Company shall have afforded the
                 ---------------------
Shareholder and Kelly L. Kuhn the opportunity to enter into the Employment Agreements.

7.5              NO MATERIAL ADVERSE CHANGE.  There shall have been no
                 --------------------------
material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of NII and its subsidiaries, taken as a whole, since January 24, 1998.

7.6              ESCROW AGREEMENT.    NII and the Escrow Agent shall have
                 ----------------
executed and delivered the Escrow Agreement.

8.          INDEMNIFICATION

8.1                GENERAL INDEMNIFICATION BY THE SHAREHOLDER.  The
                   ------------------------------------------
Shareholder covenants and agrees to indemnify, defend, protect and hold harmless NII, PTC and the Company and their respective officers, directors, employees, stockholders, assigns, successors and affiliates (individually, a "NII Indemnified Party" and collectively, "NII Indemnified Parties") from, against and in respect of:

(a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the NII Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

(i) any breach of any representation or warranty of the Shareholder or the Company set forth in this Agreement or any schedule or certificate, delivered by or on behalf of the Shareholder or the Company in connection herewith; or

(ii) any nonfulfillment of any covenant or agreement by the Shareholder or, prior to the Closing Date, the Company, under this Agreement; or

(iii) the business, operations or assets of the Company prior to the Closing Date or the actions or omissions of the Company's directors, officers, stockholders, employees or agents prior to the Closing Date, other than Damages arising from matters expressly disclosed in the Company Financial Statements, this Agreement or the schedules to this Agreement; or

(iv) deficiencies in any Employee Benefit Plan, including the failure to accurately and timely file Form 5500s; or

(v) any claim by the City of Chicago for and sales taxes or Employer's Expense Taxes for all periods prior to the Closing; or

(vi)                       the lawsuit between the Company and Sandoz Agro Inc.
and the events, actions, facts or circumstances that are the basis for in such lawsuit; or

(vii) events, actions, facts or circumstances that are the basis for the threatened litigation against the Company from Waste Management, Inc.; or

(viii) events, actions, facts or circumstances that are the basis for the threatened litigation against the Company from Telephone & Data Systems, Inc.; or

(ix) any claim by the State of Illinois for unclaimed refunds under an Unclaimed Property Examination or related to the filing or failure to file an Unclaimed Property file state income Tax Returns for all periods prior to Closing; or

(x) any claim by the City of New York for failure to properly file city income Tax Returns for all periods prior to Closing; or

(xi) the transfer of the Nonoperating Assets and the assumption of related liabilities, including without limitation sales and use Taxes that may be imposed on the Company and the Shareholder; or

(xii) any default resulting under, or termination of, the Company's lease with respect to the premises located at 55 West Monroe, Chicago, Illinois (the "Lease") as a result of the transactions contemplated hereby including without limitation, the necessity of procuring substitute lease premises; and

(b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1 including, without limitation, (i) the difference between the rental rate under the Lease and the rental rate of new premises obtained as a result of the termination of the Lease and (ii) all other consequential damages relative to Section 8.1(a)(xii).

8.2              GENERAL INDEMNIFICATION BY NII AND PTC.    NII and PTC covenant
                 --------------------------------------
and agree to indemnify, defend, protect and hold harmless the Shareholder and his respective heirs, assigns and successors (individually, a "Shareholder Indemnified Party" and collectively, the "Shareholder Indemnified Parties") from, against and in respect of:

          (a) all Damages suffered, sustained, incurred or paid by the Shareholder Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

              (i) any breach of any representation or warranty of NII or PTC set forth in this Agreement or any schedule or certificate, delivered by or on behalf of NII or PTC pursuant hereto; or

              (ii) any nonfulfillment of any covenant or agreement by NII or PTC under this Agreement; or

              (iii)the business, operations or assets of the Company after the Closing Date or the actions or omissions of the Company's directors, officers, shareholders, employees or agents after the Closing Date, other than Damages arising from matters expressly disclosed in this Agreement; and

           (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.2.

8.3              LIMITATION AND EXPIRATION.  Notwithstanding the above:
                 -------------------------

(a) there shall be no liability for indemnification under Sections 8.1 unless the aggregate amount of Damages under such Section exceeds $200,000 (the "Indemnification Threshold"), and then only the amount of su ch Damages in excess of $200,000; provided, however, that the Indemnification Threshold shall
                    --------  -------
not apply to (i) adjustments to the Consideration as set forth in Sections 1.2 and 1.3; (ii) Damages arising out of any breaches of the covenants of the Shareholder set forth in this Agreement or representations and warranties made in Sections 3.4 (capital stock of the Company), 3.5 (transactions in capital stock; accounting treatment), 3.9 (company financial conditions), 3.19 (significant customers; material contracts and commitments), 3.22 (environmental matters), 3.24 (employee benefit plans), 3.25 (taxes), 3.26 (conformity with law; litigation); or Damages described in Section 8.1(a)(iv), (v), (vi), (vii),
(viii), (ix), (x), (xi) or (xii).

(b) the aggregate amount of the Shareholder's or NII's liability under this Article 8 shall not exceed the Consideration; provided, however, that
                                                   --------  -------
the Shareholder's liability for Damages arising out of any breaches of the representations made in Sections 3.22 (environmental matters), 3.24 (employee benefit plans), 3.25 (taxes) or 8.1(a)(ii), (iv), (v), (vi), (vii), (viii),
(ix), (x), (xi) or (xii) shall not be subject to such limitation and shall not count toward the limitation described in the first clause of this Section 8.3(b); and provided that for any breach of the representations made in Section
3.9 (Company financial covenants), NII's damages for such breach either (i) to the extent applicable shall be considered in the calculation of the Consideration Adjustment pursuant to Section 1.3, or (ii) if not considered in such calculation, shall be limited to the actual dollar amount by which the Company fails to meet the financial covenants set forth above and shall not cause any recalculation or reduction of the Consideration to be paid under this Agreement.


(c)             the indemnification obligations of the Shareholder under this
Article 8, or under any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this
Section 8.3(c):

(i) (1) except as to representations, warranties, and covenants specified in clause (i)(2) of this Section 8.3(c), eighteen (18) months from the Closing Date; or

            (2) with respect to representations and warranties contained in Sections 3.22 (environmental matters), 3.24 (employee benefit plans), 3.25 (taxes), and the indemnification set forth in Sections 8.1(a)(iv), (v), (vi),
(vii), (viii), (ix), (x), (xi) or (xii), on (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, (x) ten (10) years after the Closing Date if the Claim is related to the cost of investigating, containing, removing, or remediating a release of Hazardous Material into the environment, or (y) five (5) years after the Closing Date for any other Claim covered by clause (i)(2)(B) of this Section 8.3(c);

(ii) the final resolution of claims or demands pending as of the relevant dates described in clause (i) of this Section 8.3(c) (such claims referred to as "Pending Claims"); or

          (d) the indemnification obligations of NII shall terminate at the date that is the later of (i) eighteen (18) months from the Closing Date and (ii) the resolution of all Pending Claims under Section 8.2.

8.4           INDEMNIFICATION PROCEDURES  .  All claims or demands for
              --------------------------
indemnification under this Article 8 ("Claims") shall be asserted and resolved as follows:

(a) In the event that any NII Indemnified Party or Shareholder Indemnified Party (an "Indemnified Party") has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 or 8.2 hereof (an "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 8.4(a), the Indemnified Party shall respond in a written statement to the objection within thirty (30) days and, for sixty (60) days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

(b)(i) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party. The Indemnifying Party shall have thirty (30) days from date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party, at its sole cost and expense, is hereby authorized (but not obligated) to file any motion, answer or other pleading and to take any other reasonable action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

(ii) In the event that the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless the Indemnified Party
                                  --------
otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were paid by the Indemnified Party.

(iii) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or the Company or any subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

(c) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

(d) Subject to the provisions of Section 8.3, the Indemnified Party's failure to give reasonably prompt notice as required by this Section 8.4 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.


(e) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Article 8, provided that no Indemnified
                                                 --------
Party shall be obligated to continue pursuing any payment pursuant to the terms of any insurance policy.

8.5                 CLAIMS AGAINST THE ESCROW FUND; TERMINATION OF ESCROW.
                    -----------------------------------------------------

(a)                              CLAIMS AGAINST ESCROW FUND.  The parties agree
                                 --------------------------
and acknowledge that any and all Claims for Damages made against the Shareholder by a NII Indemnified Party pursuant to Sections 8.1 and 8.3 on or prior to the Escrow Release Date may be applied, upon final resolution of any such Claim (regardless when such resolution actually occurs) pursuant to Section 8.3, against the Escrow Fund. The Shareholder may instead elect to pay such Claim or Claims directly to the Indemnified Party. To the extent the Shareholder elects to pay such Claim directly, the parties agree that the Escrow Fund shall be deemed to be reduced by such amount and Shareholder, at his option, shall be entitled at any time thereafter to withdraw said amount from the Escrow Fund. If the Shareholder does not elect to pay any Claim directly, or does not pay such Claim within two (2) Business Days of the final resolution of such Claim, as promptly as possible following resolution of any such Claim or the second Business Day following final resolution, NII and the Shareholder shall deliver to the Escrow Agent a certificate (a "Release Certificate") signed by an officer of NII and the Shareholder (as provided in the Escrow Agreement) providing delivery instructions to be followed by the Escrow Agent in paying out all or part of the Escrow Fund with respect to the Claim, including any applicable wire transfer instructions of the payee or an address to where a check should be sent. Upon receipt of such Release Certificate, the Escrow Agent shall deliver pursuant to such instructions out of the Escrow Fund, within two Business Days (as defined below), an amount or amounts as indicated in the Release Certificate. The Escrow Agent shall be entitled to conclusively rely on such Release Certificate and shall make such distributions from the Escrow Fund only in accordance with the terms thereof. For purposes of this Section 8.5, "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York.

(b)                      ESCROW RELEASE DATE.  As promptly as possible following
                         -------------------
the Escrow Release Date, but in no event later than five (5) Business Days following the Escrow Release Date, NII and the Shareholder shall deliver to the Escrow Agent a Release Certificate providing delivery instructions to be followed by the Escrow Agent in paying out or retaining the Escrow Fund, as the case may be, as follows: (i) withhold funds in the Escrow Fund in sufficient amount, or to the extent funds are available therefor, to satisfy the maximum amount of Damages estimated by NII in the Release Certificate relating to any and all Claims pending as of the Escrow Release Date (which estimate shall be made in good faith by NII); and (ii) distribute any funds remaining after the allocations and distributions provided for in clause (i) to the Shareholder.

(c)                      TERMINATION OF ESCROW.  Within five (5) Business Days
                         ---------------------
following the final resolution of all Claims made against the Shareholder by a NII Indemnified Party pending as of the Escrow Release Date, but in no event later than ten (10) days following the date on which the last remaining claim was fully resolved, NII and the Shareholder shall deliver to the Escrow Agent a Release Certificate providing delivery instructions to be followed by the Escrow Agent in paying out the remaining Escrow Funds and terminating the escrow and the Escrow Agreement.

8.6              SURVIVAL OF REPRESENTATIONS; WARRANTIES AND COVENANTS.  All
                 -----------------------------------------------------
representations, warranties and covenants made by the Company, the Shareholder and NII in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein). The representations of the Company and the Shareholder will survive the Closing and will remain in effect until, and will expire upon, the termination of the indemnification obligations as provided in
Section 8.3. The representations of NII will survive the Closing and will remain in effect until, and will expire upon the termination of the indemnification obligations as provided in Section 8.3.

8.7              REMEDIES CUMULATIVE.  The remedies set forth in this Article
                 -------------------
8 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to statutory or common law.

8.8              RIGHT TO SET OFF.  NII shall first set off amounts finally
                 ----------------
determined under Section 8.4 to be owed to NII by the Shareholder under Section
8.1 hereof against the Escrow Fund prior to making claims against any other assets of Shareholder.

9.          NONCOMPETITION

9.1               PROHIBITED ACTIVITIES.  The Shareholder will not, for a
                 ---------------------
period of four (4) years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself, herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

(a) engage, as an officer, director, stockholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in any business selling any products or services in direct competition with NII, within one hundred (100) miles of anywhere where NII conducts business, as of the Closing Date (the "Territory");

(b) call upon any person who is, at that time, within the Territory, an employee of NII in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of NII;

(c) call upon any person who is or entity that is, at that time, or that has been, within one year prior to that time, a customer of NII within the Territory for the purpose of soliciting or selling products or services in competition with NII within the Territory; or

(d) call upon any prospective acquisition candidate that was, to the knowledge of the Shareholder, either called upon by NII as a prospective acquisition candidate or was the subject of an acquisition analysis by NII, in either event within the preceding eighteen (18) months. The Shareholder, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with such prospective acquisition candidate upon being informed that NII had called upon such candidate or made an acquisition analysis thereof within the preceding eighteen (18) months.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Shareholder from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over- the-counter. For purposes of this
Article 9, the term "NII" includes all subsidiaries of NII

(including without limitation the Company and any companies NII has resolved to acquire of which the Shareholder is aware).

9.2                CONFIDENTIALITY.  The Shareholder  recognizes that by
                   ---------------
reason of his ownership of the Company and his employment by the Company, he has acquired confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Shareholder covenants and agrees with the Company and NII that he will not at any time, except in performance of the Shareholder's obligations to the Company or with the prior written consent of the Company pursuant to authority granted by a resolution of the Board, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his ownership of the Company or his employment by the Company, or any of its subsidiaries and affiliates, or use any such information in a manner detrimental to the interests of the Company or NII, unless (i) such information becomes known to the public generally through no fault of any Shareholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the Shareholder reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the Shareholder, provided, that prior to disclosing any information pursuant to clause (i), (ii)
--------
or (iii) above, the Shareholder (as applicable) shall give prior written notice thereof to NII and provide NII with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's or NII's management with respect to the Company's or NII's, or any of their affiliates' or subsidiaries', products, facilities, and methods, trade secrets and other intellectual property, software, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's products), business plans, prospects, or opportunities but shall exclude any information already in the public domain.

9.3                DAMAGES.  Because of the difficulty of measuring economic
                   -------
losses to NII as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to NII for which it would have no other adequate remedy, the Shareholder agrees that the foregoing covenant may be enforced by NII in the event of breach by the Shareholder, by injunctions and restraining orders.

9.4                REASONABLE RESTRAINT.  The parties agree that the foregoing
                   --------------------
covenants in this Article 9 impose a reasonable restraint on the Shareholder in light of the activities and business of NII on the date of the execution of this Agreement, assuming the completion of the transactions contemplated hereby, and the current plans of NII; but it is also the intent of NII and the Shareholder that such covenants be construed and enforced in accordance with the changing activities and business of NII throughout the term of this covenant. The parties further agree that so long as the Shareholder is not an employee of the Company, in the event the Shareholder shall enter into a business or pursue other activities not in competition with NII or similar activities or business in locations the operation of which, under such circumstances, does not violate
Section 9.1(a) or the terms of any employment agreement with NII, the Shareholder shall not be chargeable with a violation of this Article 9 if NII shall thereafter enter the same, similar or a competitive (a) business, (b) course of activities or (c) location, as applicable.

9.5              SEVERABILITY; REFORMATION.  The covenants in this Article 9
                 -------------------------
are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

9.6              INDEPENDENT COVENANT.  All of the covenants in this Article 9
                 --------------------
shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Shareholder against NII, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by NII of such covenants. The parties expressly acknowledge that the terms and conditions of this Article 9 are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the period of four (4) years stated at the beginning of this Article 9 during which the agreements and covenants of the Shareholder made in this Article 9 shall be effective, shall be computed by excluding from such computation any time during which the Shareholder is found by a court of competent jurisdiction to have been in violation of any provision of this Article 9. The covenants contained in Article 9 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

9.7              MATERIALITY.  The Company and the Shareholder hereby agree
                 -----------
that the covenants set forth in this Article 9 are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

10.         GENERAL

10.1             SUCCESSORS AND ASSIGNS.  This Agreement and the rights of
                 ----------------------
the parties hereunder may not be assigned (except that NII may assign this Agreement and its rights hereunder to a subsidiary of NII and except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of NII, and the heirs and legal representatives of the Shareholder.

10.2             ENTIRE AGREEMENT; AMENDMENT; WAIVER.  This Agreement sets
                 -----------------------------------
forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto or in accordance with Section 9.5. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

10.3             COUNTERPARTS.  This Agreement may be executed in any number of
                 ------------
counterparts and any party hereto may execute any such counterpart, which counterparts may be sent by telefax (with originals to follow), each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

10.4             BROKERS AND AGENTS.  NII and PTC (as a group) and the Company
                 ------------------
and the Shareholder (as a group) each represents and warrants to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

10.5             EXPENSES.  NII has and will pay the fees, expenses and
                 --------
disbursements of NII, PTC and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The Shareholder (and not the Company) has and will pay the fees, expenses and disbursements of the Shareholder, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement.

10.6             SPECIFIC PERFORMANCE; REMEDIES.  Each party hereto
                 ------------------------------
acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the confidentiality obligations set forth in Section 5.6 and the noncompetition provisions set forth in Article 9. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

10.7             NOTICES.  Any notice, request, claim, demand, waiver, consent,
                 -------
approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

     If to NII, PTC or the Company to:

          Navigant International, Inc.
          84 Inverness Circle East
          Englewood, Colorado  80112
          Attn:  Eugene A. Over, Jr.
          General Counsel
          (Telefax:  (303) 706-0678)

          with a required copy to:

          Wilson Sonsini Goodrich & Rosati, P.C.

          650 Page Mill Road
          Palo Alto, California  94304-1050
          Attn: John V. Roos, Esq.
          (Telefax: (650) 493-6811)

     If to the Shareholder to:

          Michael B. Arrington
          929 Edgemere Court
          Evanston, Illinois  60202

          with a required copy to:

          Pedersen & Houpt
          161 North Clark Street
          Suite 3100
          Chicago, Illinois  60601
          Attn:  Sheila Quinn, Esq.
          (Telefax: (312) 641-6895)

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

10.8             GOVERNING LAW.  This Agreement shall be governed by and
                 -------------
construed, interpreted and enforced in accordance with the laws of Delaware.

10.9             SEVERABILITY.  If any provision of this Agreement or the
                 ------------
application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 9.5.

10.10            ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS.  No provision of
                 -----------------------------------------
this Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

10.11            MUTUAL DRAFTING.  This Agreement is the mutual product of
                 ---------------
the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

10.12            FURTHER REPRESENTATIONS.  Each party to this Agreement
                 -----------------------
acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

                           [Execution Page Following]

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         NAVIGANT INTERNATIONAL, INC.


                         By:___________________________________________
                              Edward S. Adams
                              President and Chief Executive Officer

                         PROFESSIONAL TRAVEL CORPORATION

                         By:___________________________________________
                              Robert C. Griffith
                              Vice President, Treasurer and Secretary


                         ARRINGTON TRAVEL CENTER, INC.


                         By:___________________________________________
                              Michael B. Arrington, Chairman and
                              Chief Executive Officer

                         SHAREHOLDER:



                         Michael B. Arrington

                                   EXHIBIT A

                               ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into as of July 28, 1998 by and among Navigant International, Inc., a Delaware corporation ("NII"), Michael B. Arrington ("Arrington"), and The Northern Trust Company, an Illinois banking corporation, as escrow agent (the "Escrow Agent").

                                   RECITALS
                                   --------

     A. NII, Professional Travel Corporation, a Colorado corporation and wholly-owned subsidiary of NII ("PTC"), Arrington and Arrington Travel Center, Inc., an Illinois corporation ("ATC") are parties to that certain Stock Purchase Agreement dated as of July 28, 1998 (the "Purchase Agreement"), providing for the acquisition (the "Acquisition") by PTC of all of the outstanding capital stock of ATC with ATC becoming a wholly-owned subsidiary of PTC. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

     B. One of the conditions to the closing of the Acquisition, as set forth in the Purchase Agreement, is the execution and delivery of this Escrow Agreement.

     C. Pursuant to Section 1.3 of the Purchase Agreement, NII shall deposit, or shall cause to be deposited, with the Escrow Agent an amount equal to 10% of the cash comprising the Consideration (as defined in the Purchase Agreement), which the parties agree is $1,709,791, in immediately available funds (the "Escrow Amount") into an escrow fund (the "Escrow Fund") to be used to satisfy, among other things, any potential indemnification obligations of Arrington to any NII Indemnified Party for Damages under Section 8 of the Purchase Agreement and, at the option of NII, to satisfy a Post-Closing Consideration Adjustment (as defined in the Purchase Agreement).

     D. This Escrow Agreement sets forth the basis on which the Escrow Agent will receive and hold, and make disbursements from, the Escrow Fund and the duties for which the Escrow Agent will be responsible.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.         APPOINTMENT.  NII and Arrington appoint Escrow Agent as escrow agent
           -----------
to serve in such capacity in accordance with the terms and conditions set forth in this Escrow Agreement. Escrow Agent hereby accepts such appointment.

2.      PURCHASE AGREEMENT.  The Escrow Agent acknowledges receipt of a copy of
        ------------------
the Purchase Agreement; however, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect to the Purchase Agreement notwithstanding any provision of the Purchase Agreement to the contrary.

3.      ESCROW AMOUNT.  Immediately following the Closing Date,  NII shall
        -------------
deposit, or shall cause to be deposited, the Escrow Amount directly with the Escrow Agent, the receipt of which shall be acknowledged to NII and Arrington, and the same accepted, by the Escrow Agent as escrow agent hereunder. The Escrow Fund, as such term is used herein, shall include the Escrow Amount deposited pursuant to this Section 3 and any interest and earnings thereon, less any payments or distributions made hereunder. Subject to Section 6(d) below, NII is deemed to hold a security interest in the Escrow Fund and the Escrow Agent is deemed to hold such collateral as bailee for NII. Escrow Agent shall have no responsibility for the enforceability, attachment or perfection of such security interest.

4.      INVESTMENT.
        ----------

(a) The Escrow Amount placed in the Escrow Fund, together with all interest accruing thereon, shall be invested by the Escrow Agent, without distinction as to principal and income, upon receipt of written instructions in the form attached hereto as Exhibit B from one of the officers of NII set forth
                            ---------
on Exhibit A hereto and Arrington, in one or more of the following investments:
   ---------
(i) interest bearing open-ended or time deposits of any domestic bank with assets in excess of $500,000,000 (including deposit in the Escrow Agent's bank money market deposit accounts), including one or more accounts maintained in the commercial banking department (if any) of the Escrow Agent; or (ii) any other investment vehicle pursuant to the written instructions from NII and Arrington including, without limitation, money market and other mutual funds offered or advised by Escrow Agent or any of Escrow Agent's affiliates. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Fund pursuant to Section 5 hereof. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Escrow Agreement other than those losses resulting from its gross negligence or willful misconduct or bad faith. In effecting any such sale or liquidation Escrow Agent may without inquiry rely upon written instructions from an authorized officer of NII (as set forth on Exhibit A) as to which
                                                   ---------
investments to sell or liquidate.

(b) To the extent a title is given to any investment, such title shall be "The Northern Trust Company, as escrow agent for Navigant International, Inc. and Michael B. Arrington." The parties acknowledge that payment of any interest earned on the funds invested in this escrow will be subject to backup withholding penalties unless either a properly completed Internal Revenue Service Form W8 or W9 certification is submitted to Escrow Agent at the time of execution of this Agreement.

5.      CLAIMS UPON ESCROW FUND.  Upon receipt by the Escrow Agent at any time
        -----------------------
prior to release of all of the Escrow Funds pursuant to this Agreement of a certificate in the form attached hereto as Exhibit C (a "Release Certificate")
                                           ---------
signed by an officer of NII set forth on Exhibit A hereto and Arrington
                                         ---------
providing the delivery instructions to be followed by Escrow Agent in paying out all or part of the Escrow Fund, including without limitation any applicable wire transfer instructions of the payee or an address to where a check should be sent, the Escrow Agent shall deliver pursuant to such instructions out of the Escrow Fund, within two Business Days (as defined below) an amount or amounts as indicated in the Release Certificate, minus related fees and expenses incurred by Escrow Agent and any early withdrawal penalties on deposits. The Escrow Agent shall be entitled to conclusively rely on such Release Certificate and shall make such distributions from the Escrow Fund only in accordance with the terms thereof and the terms of this Escrow Agreement. For purposes of this Agreement, "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of Chicago.

6.      ESCROW PROVISIONS.
        -----------------

(a) The Escrow Agent may rely without inquiry or investigation and shall be protected in acting or refraining from acting upon any written notice, request, waiver, consent, receipt or other paper or document from Arrington or any duly authorized officer or agent of NII, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, that the Escrow Agent in good faith believes to be genuine. The Escrow Agent may disregard any and all notices or instructions received from any source, except only (i) such notices or instructions as are specifically provided for in this Agreement and (ii) orders or process of any court entered or issued with or without jurisdiction. If from time to time any property held pursuant to this Agreement becomes subject to any levy, attachment, order, judgment, decree, injunction or other judicial, administrative, or regulatory process ("Order"), the Escrow Agent may comply with any such Order without liability to any person, even though such Order may thereafter be annulled, reversed, modified or vacated.

(b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for any liability arising from its own gross negligence, willful misconduct or bad faith. In no event shall the Escrow Agent be liable to any person for punitive, special, indirect or consequential damages of any kind, even if it is advised of the possibility thereof. The parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against any and all claims that may be asserted against the Escrow Agent by any third parties and any and all liability, loss, cost or expense (including without limitation attorneys' fees in a reasonable amount) that may be incurred by the Escrow Agent as a result of any such claim or otherwise as a result of acting as Escrow Agent hereunder. The obligations of the parties under this
Section 6(b) shall survive termination of this Agreement and distribution of the Escrow Fund.

(c) The Escrow Agent shall be entitled to consult with counsel, who may be inside counsel, of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel.

(d) NII and Arrington jointly and severally agree to indemnify and hold the Escrow Agent harmless for any and all claims, liabilities, costs, payments and expenses of Escrow Agent in connection with its performance of its duties hereunder, including without limitation, reasonable fees and expenses of counsel (who may be inside counsel and selected by the Escrow Agent) for court actions, or for anything done or omitted by it in the performance of this Escrow Agreement, except as a result of the Escrow Agent's own gross negligence, willful misconduct or bad faith. The Escrow Agent shall have a first perfected security interest in and prior lien upon the Escrow Fund, superior to any security interest or lien of any other party hereto or other person or entity, to secure the obligations of the other parties to pay such amounts as well as Escrow Agent's fees and other expenses referenced in Section 6(f) (regardless of who owes such amounts to Escrow Agent) and any early withdrawal penalties, and shall have the right to reimburse itself for any and all such amounts and obligations from such property.

(e) All evidence of investment of funds in the Escrow Fund (including, but not limited to, savings account passbooks, certificates, notes and other similar items) shall be kept in a place of safekeeping at an office of the Escrow Agent, or with a safe deposit company, including any such safe deposit company owned in whole or in part by the Escrow Agent or by any affiliate of the Escrow Agent. The Escrow Agent shall keep accurate accounts of all income and interest earned by the funds in the Escrow Fund. Within thirty (30) days after the close of each calendar quarter, Escrow Agent shall provide Arrington and NII statements on deposits and other investments of the Escrow Fund in accord with its usual practices.

(f) One-half of the fees and related expenses of the Escrow Agent for its services hereunder (including fees and expenses of its legal counsel) shall be paid by Arrington and one-half of such fees and related expenses shall be paid
by NII.   Escrow Agent's fees for its duties shall be $2,000.00 per year plus out-of-pocket costs as billed to the parties plus allocated overhead expenses if Escrow Agent is required to perform duties beyond investment of funds; such amounts shall be in addition to other amounts payable by the parties pursuant to
Section 6(d) and other provisions hereof.

(g) None of the provisions contained in this Escrow Agreement shall require the Escrow Agent to advance or risk its own funds in the performance of its duties herein described.

7.      SUCCESSOR ESCROW AGENT.  The Escrow Agent, or any successor, may resign
        ----------------------
at any time upon giving written notice to NII and Arrington at least thirty (30) days before such resignation shall take effect. In addition, NII and Arrington may terminate the Escrow Agent's appointment as escrow agent upon giving written notice (jointly signed by NII and Arrington) to the Escrow Agent at least thirty
(30) days before such termination shall take effect. If the Escrow Agent shall resign, be terminated or be unable to serve, then it shall be succeeded by such bank or trust company jointly named by NII and Arrington in such thirty
(30) day period, or if no such appointment is made by that time, then it shall be succeeded by a bank or trust company appointed by a court of competent jurisdiction upon petition by any of Escrow Agent, NII or Arrington (in which action the other parties shall be afforded a reasonable opportunity to participate) to appoint a successor escrow agent, or the Escrow Agent may tender the Escrow Fund into court as provided elsewhere in this Agreement. The Escrow Agent shall transfer the Escrow Fund to its successor and shall thereupon be discharged, and the successor shall thereupon succeed to all of the rights, powers and duties and shall assume all of the obligations of the Escrow Agent originally named in this Escrow Agreement. Notwithstanding any other provision hereof, the obligation of NII and Arrington to Escrow Agent under Section 6(d) and 6(f) shall survive any resignation or removal of Escrow Agent or any termination of this Agreement.

8.            PAYMENT OF TAXES. Arrington shall be treated as the owner of the
              ----------------
Escrow Fund for all tax purposes while and to the extent that the Escrow Fund is held by the Escrow Agent. The Escrow Agent shall furnish such information to the other parties hereto as shall be requested in writing for tax preparation purposes by such parties.

9.            TERMINATION.
              -----------

(a) Unless extended in writing by the parties hereto, the escrow provided for in this Escrow Agreement shall expire on the date on which all of the Escrow Funds are released out of the escrow.

(b) Within two Business Days following the receipt by the Escrow Agent of a Release Certificate from NII and Arrington indicating that this Agreement is to be terminated and that all remaining Escrow Funds be distributed as set forth therein, the Escrow Agent shall distribute any such Escrow Funds remaining (including interest accrued on the Escrow Funds) in the escrow as specified in a Release Certificate, after deducting any amounts as allowed by
Section 6(d), including without limitation a reasonable allowance for fees, expenses and other amounts Escrow Agent reasonably believes will be incurred by it for which the other parties are responsible.

10.           NOTICES.  All notices and other communications hereunder shall
              -------
be in writing and shall be deemed given or delivered if delivered personally or by express courier, mailed by registered or certified mail (return receipt requested) first class mail, postage prepaid or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

(a)           If to NII to:

                      Navigant International, Inc.
                      84 Inverness Circle East
                      Englewood, Colorado  80112
                      Attn:  John Coffman
                      Telefax:  (303) 706-0678
                      Telephone:  (303) 706-0500

with a copy to:Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, California 94304-1050
                      Attn: John V. Roos, Esq.
                      Telecopy No.:  (415) 493-6811
                      Telephone No.: (415) 493-9300

(b)                         if to Arrington, to:

                      929 Edgemere Court
                      Evanston, Illinois  60202

with a copy to:Pederson & Houpt
                      161 N. Clark Street, Suite 3100
                      Chicago, Illinois 60601
                      Attn:  Sheila Quinn
                      Telecopy No.:  (312) 641-6895
                      Telephone No.:  (312) 641-6888

(c)                         If to the Escrow Agent:
                      The Northern Trust Company
                      50 S. La Salle Street
                      Chicago, IL 60675
                      Attn:  Frank D. Szymanek, Mid-Sized Asset Services
                      Telecopy No.:    (312) 557-2704
                      Telephone No.:  (312) 444-7650

              Notwithstanding the foregoing, notices to the Escrow Agent shall be effective only when actually received by the employee or officer of the Escrow Agent (or a designated substitute if such party is unavailable) who administers the property governed by this Agreement. Whenever under this Agreement the time for giving a notice or performing an act falls upon a day which is not a Business Day, such time shall be extended to the next Business Day.

11.                    NONASSIGNABILITY.  Notwithstanding anything to the
                       ----------------
contrary contained herein, neither the Escrow Amount nor any beneficial interest therein may be sold, assigned or otherwise transferred, including by operation of law, by Arrington or NII or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Arrington or NII, except obligations to Escrow Agent as provided herein. Any such attempted transfer in violation of this Section shall be null and void. This Section 11 is expressly subject to Escrow Agent's rights pursuant to
Section 6(a).

12.     SUCCESSORS AND ASSIGNS.  This Escrow Agreement and all action taken
        ----------------------
hereunder in accordance with its terms shall be binding upon and inure to the benefit of NII, its subsidiaries, the Escrow Agent and its successors, Arrington and his respective successors, assigns, heirs, executors, administrators and legal representatives. Nothing in this Agreement shall be construed to give any right against the Escrow Agent to any person who is not a party hereto. The Escrow Agent shall have no duty, express or implied, to any non-party and no such person shall be deemed a "third party beneficiary" of this Agreement.

13.     ENTIRE AGREEMENT.  This Escrow Agreement constitutes the entire
        ----------------
agreement among the parties with the Escrow Agent, and among the other parties with respect to this particular escrow except as set forth under the Purchase Agreement, and it supersedes all prior or concurrent arrangements or understandings with respect thereto. The other parties hereby acknowledge and agree that Escrow Agent's duties and obligations hereunder are limited, and that Escrow Agent shall have no duties or obligations except as clearly specified herein, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent, nor shall Escrow Agent have any responsibility for the enforcement of the obligations of any parties hereto. Except for reference to the Purchase Agreement for definitions as provided in
Section 2, Escrow Agent shall not be subject to, nor obligated to recognize, any other instrument governing the rights or duties of the other parties to this Agreement, even though reference thereto may be made in this Agreement.

14.     WAIVERS.  No waiver by any party hereto of any condition or of any
        -------
breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

15.     COUNTERPARTS.  This Escrow Agreement may be executed in several
        ------------
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

16.     GOVERNING LAW.  This Escrow Agreement shall be governed in all respects,
        -------------
including validity, interpretation and effect, by the laws of the State of Illinois (without giving effect to its choice of law provisions).

17.     JURISDICTION.  All parties hereto agree to submit to the jurisdiction of
        ------------
the federal and state courts of the State of Illinois.

18.     MISCELLANEOUS ESCROW PROVISIONS:
        --------------------------------

(a) Without limiting the Escrow Agent's rights under any other provision hereof, whenever the Escrow Agent should receive or become aware of any conflicting demands or claims with respect to this Agreement or the rights of any of the parties hereto or any property held hereunder, the Escrow Agent may without liability refrain from any action until the conflict has been resolved, or alternatively, may tender into the registry or custody of any court which the Escrow Agent determines to have jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, less a reasonable allowance for its legal fees and expenses, and thereupon be discharged from all further duties and liabilities under this Agreement. Any inaction or filing of proceedings pursuant to this section shall not deprive the Escrow Agent of its compensation during such inaction or prior filing.

(b) Unless otherwise specifically indicated herein the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the usual collection agreement regarding items received by it for deposit or collection. The Escrow Agent shall have no duty (1) to collect from any party any money, securities or documents required to be deposited with it, (2) to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, or (3) to take any legal action to enforce payment of any check, note or security deposited with it. In the case of physical securities registered as to principal, income or both, Escrow Agent shall not be required to reregister such securities into its name unless specifically requested to do so in writing by the parties.

(c) Except as and if specifically provided herein concerning investments of cash, the Escrow Agent shall have no liability to pay interest on any money held pursuant to this Agreement. The Escrow Agent may use its own bond department or any affiliate of Escrow Agent in purchasing or selling securities. The Escrow Agent shall not be liable for any depreciation or change in the value of such documents or securities or any property evidenced thereby or for any losses incurred in liquidating securities or other property to satisfy a distribution request. All distributions provided for hereunder shall be made by the Escrow Agent from the Escrow Fund to the extent thereof, subject to deductions allowed to be made by Escrow Agent as provided elsewhere herein.

(d) The Escrow Agent shall not be responsible for any recitals of fact in this Agreement, or for the sufficiency, form, execution, validity or genuineness of any documents or securities deposited under this Agreement or for any signature, endorsement or lack of endorsement thereon, or for the accuracy of any description therein, or for the identity, authority or rights of the persons executing or delivering the same or this Agreement.

(e) Although the Escrow Agent may demand specific authorizations (including corporate resolutions, incumbency certificates and the like) or identification from a party or its representative prior to taking any action hereunder, no such demand shall constitute a waiver or deprive the Escrow Agent of the protections afforded by this paragraph.

(f) The Escrow Agent shall not be responsible for any delays or failure to perform caused by circumstances reasonably beyond its control, including but not limited to to breaches by other parties of their obligations hereunder, delays by messengers or other independent contractors, mechanical or computer failures, malfunctioning or breakdowns in public utilities, securities exchanges, Federal Reserve Banks, or securities depositories; interference by governmental units; strikes, lockouts, or civil disobedience; fires or other casualties, acts of God or other similar occurrences.

(g) This Agreement may be amended from time to time by written instrument executed by all the parties hereto.

     IN WITNESS WHEREOF, the parties have executed or caused this Escrow Agreement to be duly executed as of the day and year first above written.

                                     NAVIGANT INTERNATIONAL, INC.



                                      By:_____________________________________
                                         Edward S. Adams
                                         President and Chief Executive Officer




                                      Michael B. Arrington


                                      ESCROW AGENT:

                                      THE NORTHERN TRUST COMPANY



                                      By:_____________________________________
                                         Name:  Paul Hoefert
                                         Title: Vice President

                                   EXHIBIT A
                                   ---------

               NAVIGANT INTERNATIONAL, INC. AUTHORIZED OFFICERS


                 Name and Title                      Signature

Edward S. Adams
President & Chief Executive Officer
Robert C. Griffith
Chief Financial Officer


Eugene A. Over, Jr.
General Counsel and Secretary

                                   EXHIBIT B
                                   ---------

    July __, 1998

    The Northern Trust Company
    50 S. LaSalle Street
    Chicago, IL 60675
    Attention:  Frank D. Szymanek, Mid-Sized Asset Services
    Telecopy No.:  (312) 557-2704
    Telephone No.: (312) 444-7650

          RE:  ESCROW ACCOUNT INVESTMENT INSTRUCTIONS
               --------------------------------------

To: Escrow Agent under the Escrow Agreement, dated July ___, 1998, among Navigant International, Inc., Michael B. Arrington and The Northern Trust Company (the "Escrow Agreement")

          Pursuant to the terms of the Escrow Agreement, you are hereby instructed to invest the funds held in the Escrow Account in the following investment(s):

                          Jumbo Certificate of Deposit

          Interest income should be reinvested in such investment vehicle. Thank you for your assistance.


NAVIGANT INTERNATIONAL, INC.


By:
    Name:   Edward S. Adams
    Title:  President and Chief Executive Officer



Michael B. Arrington

                                   EXHIBIT C
                                   ---------

     July __, 1998

     The Northern Trust Company
     50 S. LaSalle Street
     Chicago, IL 60675
     Attention:  Frank D. Szymanek, Mid-Sized Asset Services
     Telecopy No.:    (312) 557-2704
     Telephone No.:  (312) 444-7650

          RE:  ESCROW FUND RELEASE REQUEST
               ---------------------------

To: Escrow Agent under the Escrow Agreement, dated July ___, 1998, among Navigant International, Inc., Michael B. Arrington and The Northern Trust Company (the "Escrow Agreement")

          Pursuant to the Escrow Agreement and subject to your right to make deductions as provided therein, you are hereby instructed to release $__________[, with the interest accrued thereon,] to the following account at ________________________________________, located at _____________::


                           Navigant/Arrington Escrow

          The funds released shall be directly deposited in the account set forth above within two Business Days (as defined in the Escrow Agreement) from the date of this request.


     NAVIGANT INTERNATIONAL, INC.


     By:
        Name:
        Title:



     Michael B. Arrington

                                   Exhibit B
                                   ---------
                             EMPLOYMENT AGREEMENT
                             --------------------


       THIS EMPLOYMENT AGREEMENT, dated as of this 28th day of July 1998, is by and between Arrington Travel Center, Inc., an Illinois corporation (the "Company") and wholly-owned subsidiary of Navigant International, Inc. ("NII"), a Delaware corporation, and Michael B. Arrington ("Employee").


                                   RECITALS
                                   --------

       The Company desires to continue to employ Employee and to have the benefit of his skills and services, and Employee desires to continue employment with the Company, on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                  AGREEMENTS
                                  ----------

1.     EMPLOYMENT; TERM.  The Company hereby employs Employee to perform the
       ----------------
duties described herein, and Employee hereby accepts employment with the Company, for a term beginning on the date hereof and continuing for a period of four (4) years (the "Initial Term"). The term of this Agreement may be extended beyond the Initial Term for one additional successive one-year term at the option of the Company. If the Company intends to extend the term for an additional one-year period, it shall notify Employee no less than 60 days prior to the end of the Initial Term. The Initial Term, together with any renewal periods shall be referred to in this Agreement as the "Term." In addition to termination in the event of a decision of nonrenewal by the Company, this Agreement may be terminated prior to the end of the Term in the manner provided for in Section 6 below.

2.     POSITION AND DUTIES.  The Company hereby employs Employee as Chief
       -------------------
Executive Officer. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Chief Executive Officer of the Company or as otherwise specified by the Board of Directors of the Company (the "Board"). Employee will report directly to the Board of Directors. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote substantially all of his professional time, attention, and efforts (and in no event event less than the time, attention and efforts he has devoted to the Company during the twelve months ending on the date hereof) to promote and further the business of the Company. Employee shall faithfully adhere to, execute, and fulfill all policies established by the Company.

3.     COMPENSATION.  For all services rendered by Employee, the Company shall
       ------------
compensate Employee as follows:

*

* This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

4.      EXPENSE REIMBURSEMENT.  The Company shall reimburse Employee for (or, at
        ---------------------
the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services hereunder during the Term, except for car expenses covered by the car allowance described below. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements. In addition, during the Term, Employee shall be entitled to receive $550 per month less any payments directly made by the Company, to be used by Employee toward the purchase or lease of a vehicle and related expenses.

5.      PLACE OF PERFORMANCE.  Employee understands that he may be requested by
        --------------------
the Company to relocate from his present residence to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement or as part of a promotion or a change in duties and responsibilities. In such event, if Employee agrees to relocate, the Company will provide Employee with a relocation allowance, in an amount determined by the Company, to assist Employee in covering the costs of moving himself, his immediate family, and their personal property and effects. The total amount and types of costs to be covered shall be determined by the Company, in light of prevailing Company policy at the time. Notwithstanding the above, in the event that the Company requests that the Employee relocate to a geographic location greater than one hundred miles from his present residence and Employee declines, such decision will be deemed a termination "without cause" as described in
Section 6(d) below.

6.      TERMINATION: RIGHTS ON TERMINATION.  Employee's employment may be
        ----------------------------------
terminated in any one of the following ways, prior to the expiration of the
Term:

(a) Death. The death of Employee shall immediately terminate the Term, and no severance compensation shall be owed to Employee's estate.

(b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been unable to perform the material duties of his position on a full-time basis for a period of four (4) consecutive months, or for a total of four (4) months in any six (6) month period, then thirty (30) days after written notice to the Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Employee's employment hereunder if Employee is unable to resume his full-time duties at the conclusion of such notice period. Subject to Section 6(f) below, if Employee's employment is terminated as a result of Employee's disability, the Company shall continue to pay Employee his base salary at the then-current rate for the lesser of (i) three (3) months from the effective date of termination, or (ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). Such payments shall be made in accordance with the Company's regular payroll cycle.

(c) Termination by the Company "For Cause." The Company may terminate the Term promptly after written notice to Employee "for cause," which shall be: (i) Employee's material breach of this Agreement, which breach is not cured within fifteen (15) days of receipt by Employee of written notice from the Company specifying the breach; (ii) Employee's gross negligence in the performance of his duties hereunder, intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the reasonable directives of the Board, his superior officers, or the Company's policies and procedures, which actions continue for a period of at least ten (10) days after receipt by Employee of written notice of the need to cure or cease; (iii) Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company or NII, and that in the judgment of the Company or NII materially and adversely affects the operations or reputation of the Company or NII; (iv) Employee's conviction of a felony or other crime involving moral turpitude; or
(v) Employee's abuse of alcohol or drugs (legal or illegal) that, in the Company's judgment, materially impairs Employee's ability to perform his duties hereunder. In the event of termination "for cause," as enumerated above, Employee shall have no right to any severance compensation.

(d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate the Term and Employee's employment, effective thirty (30) days after written notice is provided to the Employee. Should Employee be terminated by the Company without cause, subject to Section 6(f) below, Employee shall receive from the Company the base salary at the rate then in effect for the longer of (i) three (3) months from the date of termination, or (ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). Such payments shall be made in accordance with the

Company's regular payroll cycle. If Employee resigns or otherwise terminates his employment for any reason or for no reason, Employee shall receive no severance compensation.

(e) Payment Through Termination. Upon termination of Employee's employment for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave, in each case in accordance with applicable policies of the Company) due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above in this Section 6. All other rights and obligations of NII, the Company, and Employee under this Agreement shall cease as of the effective date of termination, except that the obligations under Sections 7, 8, 9 and 10 below shall survive such termination in accordance with their terms.

(f) Right to Offset. In the event of any termination of Employee's employment under this Agreement, the Employee shall have no obligation to seek other employment; provided, that in the event that Employee secures employment
                  --------
or any consulting or similar arrangement during the period that any payment is continuing pursuant to the provisions of this Section 6, the Company shall have the right to reduce the amounts to be paid hereunder by the amount of Employee's earnings from such other employment.

7.      RESTRICTION ON COMPETITION.
        --------------------------

(a) Unless otherwise agreed to in writing by NII, during the Term, and, if Employee continues to be employed by the Company and/or any other entity owned by or affiliated with the Company or NII on an "at will" basis thereafter, for the duration of such period, and thereafter for a period equal to the longer of
(x) two years, or (y) the period during which Employee is receiving any severance pay from the Company, Employee shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

(i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the Company or NII, within 100 miles of any location where the Company or NII conducts business (the "Territory");

(ii) call upon any Person who is, at that time, within the Territory an employee of the Company or NII for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or NII;

(iii) call upon any Person who is or that is, at that time, or has been, within one year prior to that time, a customer of the Company or NII within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company or NII within the Territory; or

(iv) on Employee's own behalf or on behalf of any competitor, call upon any Person who or that, during Employee's employment by the Company or NII was either called upon by the Company or NII as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company or NII, in either event within the last eighteen (18) months of Employee's employment with the Company.

(b) The foregoing covenants shall not be deemed to prohibit Employee from acquiring as an investment not more than two (2%) percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

(c) It is further agreed that, in the event that Employee shall cease to be employed by the Company or NII and enters into a business or pursues other activities that, at such time, are not in competition with the Company or NII, Employee shall not be chargeable with a violation of this Section 7 if the Company or NII subsequently enters the same (or a similar) competitive business or activity or commences competitive operations within 100 miles of the Employee's new business or activities. In addition, if Employee has no actual knowledge that his actions violate the terms of this Section 7, Employee shall not be deemed to have breached the restrictive covenants contained herein if, promptly after being notified by the Company or NII of such breach, Employee ceases the prohibited actions.

(d) For purposes of this Section 7, references to "NII" shall mean Navigant International, Inc., together with any of its subsidiaries and affiliates which are in the business of selling any products or services in the travel business, including the development, manufacture, marketing and transfer, whether by sale or license, of software for travel businesses (the "Travel Business").

(e) The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

(f) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company or NII, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by NII or the Company of such covenants; provided,
                                                                    --------
that upon the failure of the Company to make any payments required under this Agreement, the Employee may, upon thirty (30) days' prior written notice to the Company, waive his right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section
7. It is specifically agreed that the period of two (2) years stated at the beginning of this Section 7, during which the agreements and covenants of Employee made in this Section 7 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 7.

(g) If the time period specified by this Section 7 shall be reduced by law or court decision, then, notwithstanding the provisions of Section 6 above, Employee shall be entitled to receive from the Company his base salary at the rate then in effect solely for the longer of (i) the time period during which the provisions of this Section 7 shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Employee is not engaging in any competitive activity, but in no event longer than the applicable period provided in Section 6 above. If Employee is subject to a restriction on competitive activity as a party to the Stock Purchase Agreement by and among Employee, the Company and NII dated on even date herewith (the "Purchase Agreement"), Employee shall abide by, and in all cases be subject to, the restrictive covenants (whether in this Section 7 or in the Purchase Agreement) that, in the aggregate, impose restrictions on Employee for the longest duration and the broadest geographic scope (taking into account the effect of any applicable court decisions limiting the scope or duration of such restrictions), it being agreed that all such restrictive covenants are supported by separate and distinct consideration. This Section 7(g) shall be construed and interpreted in light of the duration of the applicable restrictive covenants.

(h)       Employee has carefully read and considered the provisions of this
Section 7 and, having done so, agrees that the restrictive covenants in this
Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and NII, and their respective officers, directors, employees, and stockholders. It is further agreed that the Company and Employee intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company and NII throughout the term of these covenants.

8.      CONFIDENTIAL INFORMATION.  Employee hereby agrees to hold in strict
        ------------------------
confidence and not to disclose to any third-party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company and/or NII (including all trade secrets) in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Employee has, or is given (or has had or been given), access as a result of his employment by the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company and/or NII because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company's and NII's business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the Employee; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably believed by Employee, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Employee; provided, that in the case of clauses (b) or (c), Employee shall give
          --------
the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

9.      INVENTIONS.  Employee shall disclose promptly to the Company and NII any
        ----------
and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Employee, solely or jointly with another, during the period of employment or within one year thereafter, and that are directly related to the business or activities of the Company or NII and that Employee conceives as a result of his employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

10.     RETURN OF COMPANY PROPERTY.  Promptly upon termination of Employee's
        --------------------------
employment by the Company for any reason or no reason, Employee or Employee's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Employee by or on behalf of the Company, NII or their respective representatives, vendors, or customers that pertain to the business of the Company or NII, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company or NII. Employee shall not retain or cause to be retained any copies of the foregoing. Employee hereby agrees that all of the foregoing shall be and remain the property of the Company or NII, as the case may be, and be subject at all times to their discretion and control.

11.     NO PRIOR AGREEMENTS.  Employee hereby represents and warrants to the
        -------------------
Company that the execution of this Agreement by Employee, his employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Employee agrees to indemnify and hold harmless the Company and its officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy, or other agreement between Employee and such third party that was in existence as of the date of this Agreement. To the extent that Employee had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Employee and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

12.     ASSIGNMENT; BINDING EFFECT.  Employee understands that he has been
        --------------------------
selected for employment by the Company on the basis of his personal qualifications, experience, and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Employee. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Employee accepts employment with a subsidiary or affiliate of NII in the Travel Business other than the Company, unless Employee and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Employee, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer. If the Company is merged with or into another subsidiary or affiliate of NII in the Travel Business, such action shall not be considered to cause an assignment of this Agreement, and the surviving or successor entity shall become the beneficiary of this Agreement and all references to the "Company" shall be deemed to refer to such surviving or successor entity. It is intended that NII will be a third-party beneficiary of the rights of the Company under this Agreement. No other Person shall be a third-party beneficiary.

13.     COMPLETE AGREEMENT; WAIVER; AMENDMENT.  This Agreement is not a promise
        -------------------------------------
of future employment. Employee has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement, together with the Purchase Agreement, is the final, complete, and exclusive statement and expression of the agreement between the Company and Employee with respect to the subject matter hereof and thereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

14.     NOTICE.  Whenever any notice is required hereunder, it shall be given in
        ------
writing addressed as follows:

     To the Company:                    Arrington Travel Center, Inc.
                                        55 West Monroe, Suite 3800
                                        Chicago, Illinois  60603
                                        Attn.:  President

     with a copy to:                    Navigant International, Inc.
                                        84 Inverness Circle East
                                        Englewood, Colorado 80112
                                        Attn:  General Counsel

     To Employee:                       Michael B. Arrington
                                        c/o Arrington Travel Center, Inc.
                                        55 West Monroe, Suite 3800

                            Chicago, Illinois 60603

Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this
Section 14.

15.     SEVERABILITY; HEADINGS.  If any portion of this Agreement is held
        ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid and inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 7(e) above. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

16.     EQUITABLE REMEDY.  Because of the difficulty of measuring economic
        ----------------
losses to the Company and/or NII as a result of a breach of the restrictive covenants set forth in Sections 7, 8, 9 and 10; and because of the immediate and irreparable damage that would be caused to the Company and/or NII for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company or NII at law or in equity, the Company and NII shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

17.     ARBITRATION.  Any unresolved dispute or controversy arising under or in
        -----------
connection with this Agreement shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held in the city of Chicago, Illinois. Notwithstanding the foregoing, the Company and/or NII shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 16 above, from any court of competent jurisdiction, without the need to resort to arbitration.

18.     GOVERNING LAW.  This Agreement shall in all respects be construed
        -------------
according to the laws of the State of Illinois, without regard to its conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                  ARRINGTON TRAVEL CENTER, INC.


                                  By:
                                     Name:   Kelly L. Kuhn
                                     Title:  President



                                  EMPLOYEE:


                                  ------------------------------
                                  Michael B. Arrington

                                   EXHIBIT C
                                   ---------
                              EMPLOYMENT AGREEMENT
                              --------------------




       THIS EMPLOYMENT AGREEMENT, dated as of this 28th day of July 1998, is by and between Arrington Travel Center, Inc., an Illinois corporation (the "Company") and wholly-owned subsidiary of Navigant International, Inc. ("NII"), a Delaware corporation, and Kelly L. Kuhn ("Employee").

                                    RECITALS
                                    --------

       The Company desires to continue to employ Employee and to have the benefit of her skills and services, and Employee desires to continue employment with the Company, on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS
                                   ----------

1.      EMPLOYMENT; TERM.  The Company hereby employs Employee to perform the
        ----------------
duties described herein, and Employee hereby accepts employment with the Company, for a term beginning on the date hereof and continuing for a period of two (2) years (the "Initial Term"). The term of this Agreement may be extended beyond the Initial Term for one additional successive one-year term at the option of the Company. If the Company intends to extend the term for an additional one-year period, it shall notify Employee no less than 60 days prior to the end of the Initial Term. The Initial Term, together with any renewal periods shall be referred to in this Agreement as the "Term." In addition to termination in the event of a decision of nonrenewal by the Company, this Agreement may be terminated prior to the end of the Term in the manner provided for in Section 6 below.

2.      POSITION AND DUTIES.  The Company hereby employs Employee as
        -------------------
President/Chief Operating Officer. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Chief Operating Officer of the Company or as otherwise specified by the Board of Directors of the Company (the "Board"). Employee will report directly to the Chief Executive Officer unless otherwise directed by the Board of Directors. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote all of her professional time, attention, and efforts to promote and further the business of the Company. Employee shall faithfully adhere to, execute, and fulfill all policies established by the Company.

3.      COMPENSATION.  For all services rendered by Employee, the Company shall
        ------------
compensate Employee as follows:

*


* This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

4.      EXPENSE REIMBURSEMENT.  The Company shall reimburse Employee for (or, at
        ---------------------
the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of her services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

5.      PLACE OF PERFORMANCE.  Employee understands that she may be requested by
        --------------------
the Company to relocate from her present residence to another geographic location in order to more efficiently carry out her duties and responsibilities under this Agreement or as part of a promotion or a change in duties and responsibilities. In such event, if Employee agrees to relocate, the Company will provide Employee with a relocation allowance, in an amount determined by the Company, to assist Employee in covering the costs of moving herself, her immediate family, and their personal property and effects. The total amount and types of costs to be covered shall be determined by the Company, in light of prevailing Company policy at the time. Notwithstanding the above, in the event that the Company requests that the Employee relocate to a geographic location greater than one hundred miles from her present residence and Employee declines, such decision will be deemed a termination "without cause" as described in
Section 6(d) below.

6.      TERMINATION: RIGHTS ON TERMINATION.  Employee's employment may be
        ----------------------------------
terminated in any one of the following ways, prior to the expiration of the
Term:

(a) Death. The death of Employee shall immediately terminate the Term, and no severance compensation shall be owed to Employee's estate.

(b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been unable to perform the material duties of her position on a full-time basis for a period of four (4) consecutive months, or for a total of four (4) months in any six (6) month period, then thirty (30) days after written notice to the Employee (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Employee's employment hereunder if Employee is unable to resume her full-time duties at the conclusion of such notice period. Subject to Section 6(f) below, if Employee's employment is terminated as a result of Employee's disability, the Company shall continue to pay Employee her base salary at the then-current rate for the lesser of (i) three (3) months from the effective date of termination, or (ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). Such payments shall be made in accordance with the Company's regular payroll cycle.

(c) Termination by the Company "For Cause." The Company may terminate the Term promptly after written notice to Employee "for cause," which shall be:
(i) Employee's material breach of this Agreement, which breach is not cured within fifteen (15) days of receipt by Employee of written notice from the Company specifying the breach; (ii) Employee's gross negligence in the performance of her duties hereunder, intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the directives of the Board, her superior officers, or the Company's policies and procedures, which actions continue for a period of at least ten (10) days after receipt by Employee of written notice of the need to cure or cease; (iii) Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company or NII, and that in the judgment of the Company or NII materially and adversely affects the operations or reputation of the Company or NII; (iv) Employee's conviction of a felony or other crime involving moral turpitude; or (v) Employee's abuse of alcohol or drugs (legal or illegal) that, in the Company's judgment, materially impairs Employee's ability to perform her duties hereunder. In the event of termination "for cause," as enumerated above, Employee shall have no right to any severance compensation.

(d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate the Term and Employee's employment, effective thirty (30) days after written notice is provided to the Employee. Should Employee be terminated by the Company without cause, subject to Section 6(f) below, Employee shall receive from the Company the base salary at the rate then in effect for the longer of (i) three (3) months from the date of termination, or (ii) whatever time period is remaining under the then-current period of the Term (without regard to renewals thereof). Such payments shall be made in accordance with the Company's regular payroll cycle. If Employee resigns or otherwise terminates her employment for any reason or for no reason, Employee shall receive no severance compensation.

(e) Payment Through Termination. Upon termination of Employee's employment for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave, in each case in accordance with applicable policies of the Company) due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above in this Section 6. All other rights and obligations of NII, the Company, and Employee under this Agreement shall cease as of the effective date of termination, except that the obligations under Sections 7, 8, 9 and 10 below shall survive such termination in accordance with their terms.

(f) Right to Offset. In the event of any termination of Employee's employment under this Agreement, the Employee shall have no obligation to seek other employment; provided, that in the event that Employee secures employment
                  --------
or any consulting or similar arrangement during the period that any payment is continuing pursuant to the provisions of this Section 6, the Company shall have the right to reduce the amounts to be paid hereunder by the amount of Employee's earnings from such other employment.

7.      RESTRICTION ON COMPETITION.
        --------------------------

(a) Unless otherwise agreed to in writing by NII, during the Term, and if Employee continues to be employed by the Company and/or any other entity owned by or affiliated with the Company or NII on an "at will" basis thereafter, for the duration of such period, and thereafter for a period (the "Noncompete Period") equal to either: (x) two years, in the event the Employee's employment terminates for any reason other than a termination without cause as described in
Section 6(d) above, or (y), the period during which Employee is receiving any severance pay from the Company in the event that the Employee is terminated without cause as described in Section 6(d) above, Employee shall not, directly or indirectly, for herself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

(i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the Company or NII, within 100 miles of any location where the Company or NII conducts business (the "Territory");

(ii) call upon any Person who is, at that time, within the Territory an employee of the Company or NII for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or NII;

(iii) call upon any Person who is or that is, at that time, or has been, within one year prior to that time, a customer of the Company or NII within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company or NII within the Territory; or

(iv) on Employee's own behalf or on behalf of any competitor, call upon any Person who or that, during Employee's employment by the Company or NII was either called upon by the Company or NII as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company or NII in either event within the preceding twelve (12) month period.

(b) The foregoing covenants shall not be deemed to prohibit Employee from acquiring as an investment not more than two (2%) percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

(c) It is further agreed that, in the event that Employee shall cease to be employed by the Company or NII and enters into a business or pursues other activities that, at such time, are not in competition with the Company or NII, Employee shall not be chargeable with a violation of this Section 7 if the Company or NII subsequently enters the same (or a similar) competitive business or activity or commences competitive operations within 100 miles of the Employee's new business or activities. In addition, if Employee has no actual knowledge that her actions violate the terms of this Section 7, Employee shall not be deemed to have breached the restrictive covenants contained herein if, promptly after being notified by the Company or NII of such breach, Employee ceases the prohibited actions.

(d) For purposes of this Section 7, references to "NII" shall mean Navigant International, Inc., together with any of its subsidiaries and affiliates which are in the business of selling any products or services in the travel business, including the development, manufacture, marketing and transfer, whether by sale or license, of software for travel businesses (the "Travel Business").

(e) The covenants in this Section 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

(f) All of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company or NII, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by NII or the Company of such covenants; provided,
                                                                    --------
that upon the failure of the Company to make any payments required under this Agreement, the Employee may, upon thirty (30) days' prior written notice to the Company, waive her right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section
7. It is specifically agreed that the Noncompete Period stated at the beginning of this Section 7, during which the agreements and covenants of Employee made in this Section 7 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 7.

(g) If the time period specified by this Section 7 shall be reduced by law or court decision, then, notwithstanding the provisions of Section 6 above, Employee shall be entitled to receive from the Company her base salary at the rate then in effect solely for the longer of (i) the time period during which the provisions of this Section 7 shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Employee is not engaging in any competitive activity, but in no event longer than the applicable period provided in Section 6 above.

(h)           Employee has carefully read and considered the provisions of this
Section 7 and, having done so, agrees that the restrictive covenants in this
Section 7 impose a fair and reasonable restraint on Employee and are reasonably required to protect the interests of the Company and NII, and their respective officers, directors, employees, and stockholders. It is further agreed that the Company and Employee intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company and NII throughout the term of these covenants.

8.      CONFIDENTIAL INFORMATION.  Employee hereby agrees to hold in strict
        ------------------------
confidence and not to disclose to any third-party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company and/or NII (including all trade secrets) in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Employee has, or is given (or has had or been given), access as a result of her employment by the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company and/or NII because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company's and NII's business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the Employee; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably believed by Employee, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Employee; provided, that in the case of clauses (b) or (c), Employee shall give
          --------
the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

9.      INVENTIONS.  Employee shall disclose promptly to the Company and NII any
        ----------
and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Employee, solely or jointly with another, during the period of employment or within one year thereafter, and that are directly related to the business or activities of the Company or NII and that Employee conceives as a result of her employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." Employee hereby assigns and agrees to assign all her interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

10.     RETURN OF COMPANY PROPERTY.  Promptly upon termination of Employee's
        --------------------------
employment by the Company for any reason or no reason, Employee or Employee's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Employee by or on behalf of the Company, NII or their respective representatives, vendors, or customers that pertain to the business of the Company or NII, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company or NII. Employee shall not retain or cause to be retained any copies of the foregoing. Employee hereby agrees that all of the foregoing shall be and remain the property of the Company or NII, as the case may be, and be subject at all times to their discretion and control.

11.     NO PRIOR AGREEMENTS.  Employee hereby represents and warrants to the
        -------------------
Company that the execution of this Agreement by Employee, her employment by the Company, and the performance of her duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Employee agrees to indemnify and hold harmless the Company and its officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy, or other agreement between Employee and such third party that was in existence as of the date of this Agreement. To the extent that Employee had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Employee and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

12.     ASSIGNMENT; BINDING EFFECT.  Employee understands that she has been
        --------------------------
selected for employment by the Company on the basis of her personal qualifications, experience, and skills. Employee agrees, therefore, that she cannot assign all or any portion of her performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Employee. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Employee accepts employment with a subsidiary or affiliate of NII in the Travel Business other than the Company, unless Employee and her new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Employee, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer. If the Company is merged with or into another subsidiary or affiliate of NII in the Travel Business, such action shall not be considered to cause an assignment of this Agreement, and the surviving or successor entity shall become the beneficiary of this Agreement and all references to the "Company" shall be deemed to refer to such surviving or successor entity. It is intended that NII will be a third-party beneficiary of the rights of the Company under this Agreement. No other Person shall be a third-party beneficiary.

13.     COMPLETE AGREEMENT; WAIVER; AMENDMENT.  This Agreement is not a promise
        -------------------------------------
of future employment. Employee has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement, together with the Purchase Agreement, is the final, complete, and exclusive statement and expression of the agreement between the Company and Employee with respect to the subject matter hereof and thereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

14.     NOTICE.  Whenever any notice is required hereunder, it shall be given in
        ------
writing addressed as follows:

     To the Company:            Arrington Travel Center, Inc.
                                55 West Monroe, Suite 3800
                                Chicago, Illinois  60603
                                Attn.:  Chief Executive Officer

     with a copy to:            Navigant International, Inc.
                                84 Inverness Circle East
                                Englewood, Colorado 80112
                                Attn:  General Counsel

     To Employee:               Kelly L. Kuhn
                                c/o Arrington Travel Center, Inc.
                                55 West Monroe, Suite 3800
                                Chicago, Illinois  60603



Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this
Section 14.

15.     SEVERABILITY; HEADINGS.  If any portion of this Agreement is held
        ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid and inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 7(e) above. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

16.     EQUITABLE REMEDY.  Because of the difficulty of measuring economic
        ----------------
losses to the Company and/or NII as a result of a breach of the restrictive covenants set forth in Sections 7, 8, 9 and 10; and because of the immediate and irreparable damage that would be caused to the Company and/or NII for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company or NII at law or in equity, the Company and NII shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

17.     ARBITRATION.  Any unresolved dispute or controversy arising under or in
        -----------
connection with this Agreement shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held in Chicago, Illinois. Notwithstanding the foregoing, the Company and/or NII shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 16 above, from any court of competent jurisdiction, without the need to resort to arbitration.

18.     GOVERNING LAW.  This Agreement shall in all respects be construed
        -------------
according to the laws of the State of Illinois, without regard to its conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                  ARRINGTON TRAVEL CENTER, INC.


                                  By:
                                     Name:  Michael B. Arrington
                                     Title: Chairman and Chief Executive Officer



                                  EMPLOYEE:


                                  ________________________________________
                                  Kelly L. Kuhn